Exhibit 99.2

                                   * 5/21/97 *






                          Agreement and Plan of Merger

                                  By and Among

                          First Colorado Bancorp, Inc.

                                       and

                         First Federal Bank of Colorado

                                       and

                          Delta Federal Savings, F.S.B.








                               Dated: May 21, 1997

                                TABLE OF CONTENTS

                                                                                                                Page No.

ARTICLE I..........................................................................................................  1
         THE MERGER................................................................................................  1
                  1.1      The Merger..............................................................................  1
                           ----------
                  1.2      Effective Date of the Merger............................................................  1
                           ----------------------------
                  1.3      Effects of the Merger...................................................................  2
                           ---------------------
                  1.4      Closing.................................................................................  2
                           -------

ARTICLE II.........................................................................................................  2
         EFFECT OF THE MERGER; CERTAIN ACTIONS IN CONNECTION
                  THEREWITH........................................................................................  2
                  2.1      Effect of the Merger....................................................................  2
                           --------------------
                  2.2      Effect on Common Stock of Delta and Bancorp.............................................  3
                           -------------------------------------------
                  2.3      Bancorp and FFBC to Make Stock Certificates and Cash Available..........................  3
                           --------------------------------------------------------------
                  2.4      Payment of Consideration................................................................  3
                           ------------------------
                  2.5      Delta Stock Options.....................................................................  4
                           -------------------

ARTICLE III........................................................................................................  5
         CONVERSION OF SHARES/CONSIDERATION........................................................................  5
                  3.1      Conversion of Shares....................................................................  5
                           --------------------
                  3.2      Exchange of Certificates................................................................  6
                           ------------------------
                  3.3      Closing of Stock Transfer Books.........................................................  6
                           -------------------------------

ARTICLE IV.........................................................................................................  7
         REPRESENTATIONS AND WARRANTIES OF DELTA...................................................................  7
                  4.1      Corporate Organization and Qualification................................................  7
                           ----------------------------------------
                  4.2      Authorization of Agreement..............................................................  7
                           --------------------------
                  4.3      No Violation of Other Instruments.......................................................  8
                           ---------------------------------
                  4.4      Financial Statements....................................................................  8
                           --------------------
                  4.5      Absence of Certain Changes or Events....................................................  9
                           ------------------------------------
                  4.6      Form 10-KSB Annual Report and Other Reports.............................................  9
                           -------------------------------------------
                  4.7      Capitalization..........................................................................  9
                           --------------
                  4.8      No Actions, Etc......................................................................... 10
                           ----------------
                  4.9      Compliance with Laws and Orders......................................................... 10
                           -------------------------------
                  4.10     Governmental Regulation................................................................. 10
                           -----------------------
                  4.11     Contracts and Commitments............................................................... 10
                           -------------------------
                  4.12     Broker's Fees........................................................................... 11
                           -------------
                  4.13     Agreements with Directors, Officers and Shareholders.................................... 11
                           ----------------------------------------------------
                  4.14     Title to Properties..................................................................... 11
                           -------------------
                  4.15     Environmental Matters................................................................... 11
                           ---------------------
                  4.16     Insurance............................................................................... 12
                           ---------
                  4.17     Proxy Statement......................................................................... 12
                           ---------------
                  4.18     Good Faith.............................................................................. 12
                           ----------
                  4.19     Employee and Employee Benefit Matters................................................... 12
                           -------------------------------------

                                       (i)

                                                                                                               Page No.

                  4.20     Labor Disputes.......................................................................... 13
                           --------------
                  4.21     Loan Losses............................................................................. 14
                           -----------
                  4.22     Taxes................................................................................... 14
                           -----
                  4.23     Consents and Approvals.................................................................. 14
                           ----------------------
                  4.24     Knowledge as to Conditions.............................................................. 14
                           --------------------------
                  4.25     Accuracy of Information................................................................. 14
                           -----------------------
                  4.26     Absence of Certain Changes.............................................................. 15
                           --------------------------
                  4.27     Full Disclosure......................................................................... 15
                           ---------------
                  4.28     Opinion................................................................................. 15
                           -------

ARTICLE V.......................................................................................................... 16
         REPRESENTATIONS AND WARRANTIES OF BANCORP................................................................. 16
                  5.1      Organization and Qualification of Bancorp............................................... 16
                           -----------------------------------------
                  5.2      Authorization of Agreement.............................................................. 16
                           --------------------------
                  5.3      No Violation of Other Instruments....................................................... 16
                           ---------------------------------
                  5.4      Financial Statements.................................................................... 17
                           --------------------
                  5.5      Absence of Certain Changes or Events.................................................... 17
                           ------------------------------------
                  5.6      Form 10-K Annual Report and Other Reports............................................... 17
                           -----------------------------------------
                  5.7      No Actions, Etc......................................................................... 17
                           ---------------
                  5.8      Capitalization.......................................................................... 18
                           --------------
                  5.9      Good Faith.............................................................................. 18
                           ----------
                  5.10     Registration............................................................................ 18
                           ------------
                  5.11     Copies of Public Information............................................................ 18
                           ----------------------------
                  5.12     Undisclosed Liabilities: Taxes.......................................................... 18
                           ------------------------------
                  5.13     Title to Properties..................................................................... 19
                           -------------------
                  5.14     Absence of Regulatory Actions........................................................... 19
                           -----------------------------
                  5.15     Labor Disputes.......................................................................... 19
                           --------------
                  5.16     Reserve for Possible Loan Losses........................................................ 19
                           --------------------------------
                  5.17     Benefit Plans........................................................................... 19
                           --------------
                  5.18     Accuracy of Information................................................................. 20
                           ------------------------
                  5.19     Knowledge as to Conditions.............................................................. 20
                           --------------------------
                  5.20     Other Transactions...................................................................... 20
                           ------------------
                  5.21     Full Disclosure......................................................................... 20
                           ---------------

ARTICLE VI......................................................................................................... 20
         COVENANTS OF THE PARTIES.................................................................................. 20
                  6.1      Conduct of Delta's Business............................................................. 20
                           ---------------------------
                  6.2      Covenants of Bancorp.................................................................... 23
                           --------------------
                  6.3      Reports................................................................................. 24
                           -------
                  6.4      Breaches................................................................................ 24
                           --------
                  6.5      Consents and Approvals.................................................................. 24
                           ----------------------
                  6.6      Non-Solicitation........................................................................ 24
                           ----------------

                                                   (ii)

                                                                                                          Page No.


ARTICLE VII........................................................................................................ 25
         INVESTIGATION - CONFIDENTIALITY........................................................................... 25
                  7.1      Access to Information................................................................... 25
                           ---------------------
                  7.2      Confidentiality......................................................................... 26
                           ---------------

ARTICLE VIII....................................................................................................... 27
         ADDITIONAL AGREEMENTS..................................................................................... 27
                  8.1      Delta Shareholders' Meeting............................................................. 27
                           ---------------------------
                  8.2      Proxy Statement for Shareholders' Meetings.............................................. 27
                           ------------------------------------------
                  8.3      Cooperation: Regulatory Approvals....................................................... 27
                           ---------------------------------
                  8.4      Organization and Qualification of Interim, FFBC and Bancorp............................. 27
                           -----------------------------------------------------------
                  8.5      Reports................................................................................. 28
                           -------
                  8.6      Brokers or Finders...................................................................... 28
                           ------------------
                  8.7      Additional Agreements: Reasonable Efforts............................................... 28
                           -----------------------------------------
                  8.8      Release of Information.................................................................. 28
                           ----------------------
                  8.9      Subsequent Interim Financial Statements................................................. 28
                           ---------------------------------------
                  8.10     Employee Matters........................................................................ 29
                           ----------------
                  8.11     Board Members........................................................................... 29
                           -------------
                  8.12     Breaches................................................................................ 29
                           --------
                  8.13     Reimbursement for Expenses - Subsequent Acquisition Transaction......................... 29
                           ---------------------------------------------------------------
                  8.14     Supplements to Disclosure Schedules..................................................... 29
                           -----------------------------------
                  8.15     Confidentiality......................................................................... 29
                           ----------------
                  8.16     Due Diligence........................................................................... 29
                           -------------
                  8.17     Indemnification of Directors and Officers............................................... 30
                           -----------------------------------------
                  8.18     Dividends............................................................................... 30
                           ---------
                  8.19     Other Benefits Matters.................................................................. 30
                           ----------------------
                  8.20     Accountants' Letters.................................................................... 31
                           --------------------
                  8.21     Stock Exchange Listing.................................................................. 31
                           ----------------------
                  8.22     Directors............................................................................... 31
                           ---------

ARTICLE IX......................................................................................................... 31
         CONDITIONS TO THE OBLIGATIONS OF BANCORP AND FFBC......................................................... 31
                  9.1      No Material Adverse Effect.............................................................. 31
                           --------------------------
                  9.2      Representations and Warranties.......................................................... 32
                           ------------------------------
                  9.3      Performance and Compliance.............................................................. 32
                           --------------------------
                  9.4      No Proceeding or Litigation............................................................. 32
                           ---------------------------
                  9.5      Consents Under Agreements............................................................... 32
                           -------------------------
                  9.6      No Amendments to Resolutions............................................................ 32
                           ----------------------------
                  9.7      Certificate of Delta Officers........................................................... 32
                           -----------------------------
                  9.8      Satisfactory Completion of Due Diligence................................................ 32
                           ----------------------------------------
                  9.9      Maintenance of Stockholders' Equity of Delta............................................ 32
                           --------------------------------------------


                                                    (iii)

                                                                                                          Page No.

ARTICLE X.......................................................................................................... 33
         CONDITIONS TO THE OBLIGATIONS OF DELTA.................................................................... 33
                  10.1     Representations and Warranties.......................................................... 33
                           ------------------------------
                  10.2     Performance and Compliance.............................................................. 33
                           --------------------------
                  10.3     Corporate Proceedings................................................................... 33
                           ---------------------
                  10.4     Certificate of Bancorp Officers......................................................... 33
                           -------------------------------
                  10.5     Opinion of Financial Advisor............................................................ 33
                           ----------------------------

ARTICLE XI......................................................................................................... 33
         CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES.............................................................. 33
                  11.1     Governmental Approvals.................................................................. 33
                           ----------------------
                  11.2     Registration Statement.................................................................. 34
                           ----------------------
                  11.3     No Injunctions or Restraints............................................................ 34
                           ----------------------------
                  11.4     Delta Shareholder Approval.............................................................. 34
                           --------------------------
                  11.5     Corporate Proceedings................................................................... 34
                           ----------------------
                  11.6     Legal Opinions.......................................................................... 34
                           --------------
                  11.7     Tax Opinion............................................................................. 34
                           -----------
                  11.8     Stock Exchange Listing.................................................................. 34
                           ----------------------

ARTICLE XII........................................................................................................ 34
         TERMINATION............................................................................................... 34
                  12.1     Reasons for Termination................................................................. 34
                           -----------------------
                  12.2     Effect of Termination................................................................... 36
                           ---------------------

ARTICLE XIII....................................................................................................... 36
         MISCELLANEOUS............................................................................................. 36
                  13.1      Survival of Representations, Warranties and Agreements................................. 36
                            ------------------------------------------------------
                  13.2      Expenses............................................................................... 36
                            --------
                  13.3      Waivers: Amendments.................................................................... 36
                            -------------------
                  13.4      Assignment: Parties in Interest........................................................ 36
                            -------------------------------
                  13.5      Captions and Counterparts.............................................................. 37
                            -------------------------
                  13.6      Certain Definitions.................................................................... 37
                            -------------------
                  13.7      Enforcement of the Agreement........................................................... 37
                            ----------------------------
                  13.8      Governing Law.......................................................................... 37
                            -------------
                  13.9      Notices................................................................................ 37
                            --------
                  13.10     Arbitration of Disputes................................................................ 38
                            -----------------------
                  13.11     Further Assurances..................................................................... 38
                            ------------------
                  13.12     Exhibits and Disclosure Schedules...................................................... 38
                            ---------------------------------
                  13.13     Severability........................................................................... 38
                            ------------
                  13.14     Written Agreement to Govern............................................................ 39
                            ---------------------------
                  13.15     No Waiver of Rights.................................................................... 39
                            -------------------



                                      (iv)

                                    SCHEDULES

Schedule 4.1(a)
Schedule 4.5
Schedule 4.7
Schedule 4.9
Schedule 4.10
Schedule 4.11
Schedule 4.13
Schedule 4.15
Schedule 4.16
Schedule 4.19(a)
Schedule 4.19(b)
Schedule 4.23
Schedule 4.26
Schedule 5.5
Schedule 5.8
Schedule 6.1
Schedule 6.2



                                       (v)

                          AGREEMENT AND PLAN OF MERGER


         This  Agreement  and  Plan of  Merger,  dated as of May 21,  1997  (the
"Agreement"), is entered into by and among First Colorado Bancorp, Inc. ("Bancorp"), First Federal Bank of Colorado ("FFBC") and Delta Federal Savings, F.S.B ("Delta") (collectively, the "Parties").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Bancorp is a savings and loan holding company incorporated under the laws of the State of Colorado, headquartered in Lakewood, Colorado, and owns 100% of the issued and outstanding capital stock of FFBC, a federally chartered stock savings bank headquartered in Lakewood, Colorado; and

                  WHEREAS, Delta is a federal stock savings bank headquartered in Delta, Colorado; and

                  WHEREAS,  the Boards of Directors  of Bancorp,  FFBC and Delta
have each approved this Agreement, authorized the execution hereof in counterparts and the Board of Directors of Delta has directed that the Agreement be submitted for shareholder approval; and

                  WHEREAS, the Boards of Directors of Bancorp and Delta believe that the transaction is in the best interest of their respective stockholders; and

                  WHEREAS, Bancorp and Delta intend, and it is a condition hereof, that the Merger (as defined below) constitute a tax-free reorganization;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties, and agreements herein contained, and in order to set forth the conditions upon which the foregoing Merger will be carried out, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the provisions of the Colorado Business Corporation Act and the Rules and Regulations of the Office of Thrift Supervision ("OTS Regulations") at the Effective Date, Delta shall be merged with and into FFBC or a subsidiary interim stock savings bank of FFBC ("Interim"). Following the merger of Interim with Delta, whereby Delta shall be the surviving entity, Delta shall be a wholly-owned subsidiary of FFBC. Thereafter, Delta shall merge with and into FFBC with FFBC being the surviving entity (collectively, the "Merger"). Upon the consummation of the Merger, the separate existence of Delta shall cease, and FFBC shall continue as the surviving corporation in the Merger.

         1.2 Effective Date of the Merger. As soon as practicable after each of the conditions set forth in Articles IX, X and XI hereof have been satisfied or waived, FFBC will file, or cause to be filed, articles of combination with the Office of Thrift Supervision ("OTS"). The foregoing articles of combination shall be in the form required by and executed in accordance with the applicable provisions of the OTS

Regulations. The Merger shall become effective at the time specified by the Secretary of the OTS in its endorsement of the articles of combination (the "Effective Date").

         1.3 Effects of the Merger. At the Effective Time, the corporate name and existence of Delta shall cease and all of its purposes, powers and objects, and all of its rights, assets, liabilities and obligations, shall pass to and vest in FFBC as the surviving institution without any conveyance or transfer, and FFBC as the surviving institution shall continue to be governed by the laws of the United States of America and of the State of Colorado, to the extent applicable, and shall also succeed to all rights, assets, liabilities, and obligations of Delta in accordance with the laws of the United States of America and the laws of the State of Colorado, to the extent applicable. FFBC will continue to operate under its present name and form as a subsidiary of Bancorp. The Board of Directors of Bancorp, at its sole discretion, may merge Delta and FFBC at or subsequent to Closing.

         1.4 Closing. If (a) the Agreement and the transactions contemplated hereby have been duly approved as required by the shareholders of Delta, and (b) all relevant conditions of the Agreement have been satisfied or waived, the closing (the "Closing") shall take place as promptly as practicable thereafter at the main offices of FFBC. At the Closing, the parties hereto will exchange certificates, letters and other documents as required hereby and will cause the filing described in Section 1.2 hereof with respect to the Merger to be made. Such Closing is expected to take place within five (5) business days of the satisfaction or waiver of all conditions and/or obligations contained in Articles IX, X and XI of this Agreement. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."


                                   ARTICLE II.

          EFFECT OF THE MERGER; CERTAIN ACTIONS IN CONNECTION THEREWITH

         2.1      Effect of the Merger.

         (a) FFBC, as the surviving institution in the Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Delta, all as more fully described in the OTS Regulations. The name of FFBC, as the surviving institution in the Merger, shall remain "First Federal Bank of Colorado."

         (b) At the Effective Time, each share of capital stock of Delta issued and outstanding immediately prior thereto shall, by virtue of the Merger, be exchanged for shares of Common Stock of Bancorp based upon the Exchange Ratio.

         (c) The charter and bylaws of FFBC, as in effect immediately prior to the Effective Time, shall be the charter and bylaws of FFBC, as the surviving institution of the Merger.

         (d) The directors and officers of FFBC immediately prior to the Effective Time shall be the directors and officers of FFBC, as the surviving institution of the Merger, and shall continue in office until their successors are duly elected or otherwise duly selected.

         (e) The liquidation account established by Delta pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall continue to be maintained by FFBC after the

Effective Time for the benefit of those persons and entities who were savings account holders of Delta on March 31, 1992, and who continue from time to time to have rights therein.

         (f) All deposit accounts of Delta existing immediately prior to the Merger shall, upon consummation of the Merger, remain insured by the Savings Association Insurance Fund ("SAIF"), as administered by the Federal Deposit Insurance Corporation ("FDIC"), to the fullest extent permitted by law and regulation.

         2.2 Effect on Common Stock of Delta and Bancorp. As of the Effective Time, by virtue of the Merger and without any action except as specified herein on the part of the holders of shares of common stock, $0.01 par value, of Delta ("Delta Common Stock"), each issued and outstanding share of Delta Common Stock (except as otherwise provided in the OTS Regulations with respect to the rights of dissenting shareholders of Delta) shall be converted into the right to receive common stock, $0.10 par value per share, of Bancorp ("Bancorp Common Stock") based upon the Exchange Ratio, less any fractional shares, as defined in
Section 3.1(b) hereof. All shares of Delta Common Stock which are held in the treasury of Delta or by any direct or indirect wholly-owned subsidiary of Delta and any shares of Delta Common Stock owned by FFBC or any direct or indirect wholly-owned subsidiary or parent of FFBC shall be canceled.

         2.3 Bancorp and FFBC to Make Stock Certificates and Cash Available. At the Effective Time, FFBC shall make available to the Exchange Agent (as defined in Section 2.4(a) hereof) the common stock of Bancorp and cash payments necessary for the transaction pursuant to Section 2.2 and Section 2.5 hereof.

         2.4      Payment of Consideration.

         (a) At least twenty (20) days before the Effective Time, FFBC shall designate an exchange agent (the "Exchange Agent") in connection with the Merger. As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and form of letter of transmittal to each holder of record of Delta Common Stock at the Effective Time advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent outstanding certificates formerly evidencing shares of Delta Common Stock. Each holder of shares of Delta Common Stock subject to conversion into Bancorp Common Stock and cash as provided in Section 2.2 hereof who thereafter delivers his or her certificate or certificates representing such shares to the Exchange Agent shall be mailed new stock certificates for Bancorp Common Stock equal to the number of shares represented by the certificate or certificates so surrendered to the Exchange Agent multiplied by the Exchange Ratio, less any fractional shares, as defined in Section 3.1(b) hereof. Upon surrender, each certificate evidencing Delta Common Stock shall be canceled. Until so surrendered, each outstanding certificate which prior to the Effective Time evidenced shares of Delta Common Stock will be deemed for all purposes (except as otherwise provided in Section 2.2 hereof) to evidence the right to receive Bancorp Common Stock equal to the number of shares represented by the certificate or certificates multiplied by the Exchange Ratio. After the Effective Time, there shall be no further registration of transfers on the records of Delta of shares of Delta Common Stock and, if a certificate evidencing such shares is presented for transfer, it shall be canceled in exchange for Bancorp Common Stock based upon the Exchange Ratio (except as otherwise provided in Section 2.2 hereof) in the appropriate amount as calculated above. Notwithstanding any provision of this Agreement, neither the Exchange Agent nor any person, firm or entity shall be liable or obligated to any former holder of any share of Delta Common Stock (or to anyone claiming through any such former holder) with respect to amounts to which any such holder would have been entitled as a consequence of the Merger, if such amounts have been properly paid, or are properly payable, to any public official pursuant to any abandoned property, escheat or similar laws.

         (b) If delivery of all or any part of the Bancorp Common Stock and cash to be paid in connection with the Merger is to be paid to a person other than the person in whose name the certificate surrendered in exchange therefor is registered, it shall be a condition to such delivery that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such a delivery pay to the Exchange Agent any transfer or other taxes required by reason of such delivery in any name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) In the event any certificate for Delta Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.2 hereof) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Exchange Shares to be issued in the Merger as provided for herein; provided, however, that FFBC may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Bancorp may direct as indemnity against any claim that may be made against Bancorp, FFBC, Delta, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         2.5      Delta Stock Options.

         (a) At the Effective Time, each option granted by Delta (a "Delta Option") to purchase shares of Delta Common Stock which is outstanding and unexercised immediately prior to the date of this Agreement shall, except as otherwise provided in Section 2.5(c) hereof, be converted automatically into an option to purchase shares of Bancorp Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of Delta's 1993 Stock Option and Incentive Plan (the "Option Plan")); provided however that upon termination of service or employment by the option holder, such options shall cease being exercisable not later than in accordance with their original terms or three months from the date of termination of service or employment, whichever is earlier:

                  (i) The number of shares of Bancorp Common Stock to be subject to the new option shall be equal to the product of the number of shares of Delta Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Bancorp Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                  (ii) The exercise price per share of Bancorp Common Stock under the new option shall be equal to the exercise price per share of Delta Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

         The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Delta shall be deemed to be references to Bancorp.

         (b) Within 60 days after the Effective Time, Bancorp shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Bancorp Common Stock subject to options to acquire Bancorp Common Stock issued pursuant to Section 2.5(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "Blue sky" laws, for so long as such options remain outstanding.

         (c) Without limiting the foregoing, and provided that the right contained in this Section 2.5(c) is not inconsistent with any of the conditions contained in Articles IX, X and XI hereof, each holder of a Delta Option shall have the right (which right shall be exercised at least 5 days prior to the Closing Date by written notice to Bancorp) to elect, in lieu of the provisions of Section 2.5(a), to convert, at the Effective Time, all or a portion of his Delta Options which have not been exercised and which have not expired prior to the Effective Time into the right to receive cash in the amount of $30.00 per option, less the applicable option exercise price.



                                  ARTICLE III.

                       CONVERSION OF SHARES/CONSIDERATION

         3.1      Conversion of Shares.  On the Effective Date:

         (a) All issued and outstanding shares of Delta Common Stock shall at the Effective Time of the Merger, be converted into the number of shares of common stock of Bancorp, par value $.10, ("Bancorp Common Stock") multiplied by the Exchange Ratio at the Effective Time.

         (b) Each share of Delta Common Stock then issued and outstanding (excluding (i) any shares held in the treasury of Delta; and (ii) any shares as to which dissenters' rights are exercised pursuant to the requirements of the OTS Regulations all of which shares shall be canceled) shall and, without action of the holder thereof, be converted by the Merger into a number of shares of Bancorp Common Stock (together with the number of rights ("Bancorp Rights") issued pursuant to the Rights Agreement (as defined at Section 5.10 hereof) associated therewith) equal to the quotient (rounded to the nearest one one-hundredth) of $30 divided by the average of the midpoint of the last bid and ask price (the "Bancorp Stock Price") for Bancorp Common Stock as reported on The Nasdaq National Market for the 20 trading days immediately preceding the Effective Date (the "Exchange Ratio"). All such shares of Bancorp Common Stock shall be validly issued, fully paid and nonassessable. Each person who, but for the provisions of this Section 3.1(b), would be entitled to a fractional share interest in the common stock of Bancorp as a result of the conversion, upon surrender of certificates theretofore representing shares of common stock of Bancorp, shall receive in lieu thereof an amount in cash equal to such fraction multiplied by the Bancorp Stock Price.

         (c) The Exchange Ratio at the Effective Time shall be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of Bancorp Common Stock, any dividend declared and payable in Bancorp Common Stock, or any capital reorganization involving the reclassification of Bancorp Common Stock subsequent to the date of this Agreement.

         (d) Shareholders of Delta asserting dissenters' rights under OTS Regulations shall have their rights determined pursuant to the OTS Regulations and shall be entitled to cash payment pursuant to the terms and provisions of said law with funds to be provided by Bancorp.

         (e) From and after the Effective Time, the holders of the certificates representing common stock of Delta shall cease to have any rights with respect to such shares (except such rights as they may have as dissenting shareholders) and their sole right shall be to receive cash and common stock of Bancorp as herein provided.

         3.2 Exchange of Certificates. As soon as practicable after the Effective Time, the certificates representing the outstanding shares of Delta shall be surrendered to the Exchange Agent and, upon such surrender, the Exchange Agent shall issue and deliver in substitution therefore, cash and certificates representing the number of shares of Bancorp Common Stock into which such surrendered shares have been converted as hereinbefore provided, and cash in lieu of fractional shares (without interest). Certificates representing shares of Delta (other than the shares of Delta Common Stock as to which there are perfected dissenters' rights) which are not surrendered shall be deemed for all purposes to evidence the ownership of the number of shares of Bancorp Common Stock into which said shares of Delta shall have been converted as hereinbefore set forth and the right to receive cash in the amount determined pursuant to
Section 3.1; provided, however, that Bancorp will not distribute to the holder of an unsurrendered certificate for Delta Common Stock dividends declared with respect to Bancorp Common Stock until such owner shall surrender such certificate, at which time the holder thereof shall be paid the amount of the dividends having a record date on or after the Effective Time theretofore declared with respect to common stock without interest. All such dividends unclaimed at the end of one year from the Effective Time shall be repaid by the Exchange Agent to Bancorp, and thereafter the holders of such outstanding certificates shall look, subject to applicable escheat, unclaimed funds and other laws, as general creditors only to Bancorp for payment thereof.

         3.3 Closing of Stock Transfer Books. At the close of business on the business day immediately preceding the Effective Time, the stock transfer books of Delta shall be deemed closed, and no shares of Delta Common Stock shall thereafter be transferred.


                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF DELTA

         Except as set forth in the disclosure schedules to be delivered by Delta to FFBC (the "Delta Disclosure Schedule"), Delta represents and warrants to FFBC that:

         4.1      Corporate Organization and Qualification.

         (a) Delta is duly organized and validly existing as a federal stock savings bank under the laws of the United States of America and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted, and neither the ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction. The deposits of Delta are insured by the Savings Association Insurance Fund ("SAIF") to the fullest extent permitted by law, and all premiums required to be paid in connection therewith have been paid when due by Delta. Except as set forth in Schedule 4.1(a) to the Delta Disclosure Schedule, the issued and outstanding shares of stock of Delta are all duly authorized, validly issued, fully paid and nonassessable. Delta has delivered to FFBC true, complete and correct copies of its Charter, or other organizing documents and of the bylaws, as in effect on the date of this Agreement. Delta is qualified to do business as a federal stock savings bank and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Delta, taken as a whole.

         (b) Delta Financial Service Corp (the "Subsidiary") is Delta's only subsidiary. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Delta, taken as a whole. The certificate of incorporation, bylaws or similar governing documents of the Subsidiary, copies of which have previously been delivered to Bancorp, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The capital stock of the Subsidiary has been fully paid, is duly authorized and validly issued, is non-assessable and is not issued in violation of the preemptive rights of any stockholder. The capital stock of the Subsidiary is beneficially owned by Delta and is held free and clear of any claims, liens, encumbrances or security interests. Except for the Subsidiary, Delta does not own 5% or more of the shares of stock of any other corporation.

         (c) The minute books of Delta and the Subsidiary contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1992 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

         4.2 Authorization of Agreement. The Board of Directors of Delta has authorized the execution of this Agreement as set forth herein, and Delta, subject to the approval of this Agreement by the shareholders of Delta and all appropriate regulatory authorities as provided under the Rules and Regulations of the OTS and the FDIC, has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Charter and bylaws or otherwise to authorize such, and is duly authorized to merge with Interim and FFBC, and to execute and deliver the Agreement and related documents to FFBC associated with the Merger and the consummation of the transactions contemplated thereby, and upon its execution (and assuming due execution and delivery by Bancorp) this Agreement is a valid and binding agreement of Delta enforceable in accordance with its terms, subject to (a) all applicable bankruptcy, insolvency, moratorium or other similar law affecting the enforcement of creditors' rights generally, and (b) the application of equitable principles if equitable remedies are sought.

         4.3 No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the Merger will not, (i) violate any provisions of Delta's Charter or bylaws, (ii) violate any provision of, or result in the acceleration of any obligation under or in the termination, if applicable, of, any mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreements, instrument, order, arbitration award, judgment or decree to which Delta or the Subsidiary is a party or by which it is bound except for such as would not have a material adverse effect on the financial condition, business, properties, or results of operations of Delta, taken as a whole, or the transactions contemplated hereby, (iii) violate or conflict with any other material restriction of any kind or character by which either

Delta or the Subsidiary is bound, or (iv) enable any person to enjoin the transactions contemplated hereby. After the approval of this Agreement by the Board of Directors of Delta, the shareholders of Delta, the OTS, and the FDIC, if necessary, Delta will have taken all action required by law, the Charter of Delta, its bylaws, or otherwise to authorize the execution and delivery of this Agreement and to authorize the Merger of Delta with Interim and FFBC pursuant to this Agreement and the consummation of the transactions contemplated hereby. Delta knows of no reason (including those relating to fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Truth in Lending Act, and the Home Mortgage Disclosure Act, and anti-trust or consumer disclosure laws and regulations) why the regulatory approvals should not be obtained.

         4.4      Financial Statements.

         (a) Delta has previously delivered to Bancorp copies of the consolidated statements of financial condition of Delta as of September 30, for the fiscal years 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as incorporated by reference in Delta's Annual Report to Stockholders in each case accompanied by the audit report of Dalby, Wendland & Co., P.C., independent public accountants with respect to Delta, and the unaudited consolidated statements of financial condition of Delta as of December 31, 1996 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the three month periods then ended as reported in Delta's quarterly report to shareholders. The consolidated statements of financial condition of Delta referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of Delta as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of Delta for the respective periods or as of the respective dates set forth therein, it being understood that Delta's interim financial statements are not audited, not prepared with related notes and are subject to normal year-end adjustments.

         (b) From April 6, 1993 to September 12, 1996, the consolidated statement of condition of Delta included in the Forms 10-KSB and Forms 10-QSB reports of Delta filed with the OTS (including the related notes, where applicable), fairly presented the consolidated financial condition of Delta as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly presented the results of the consolidated operations, changes in stockholders' equity and changes in financial position of Delta for the respective periods set forth therein, it being understood that Delta's interim consolidated financial statements were neither audited nor prepared with related notes and that such interim consolidated financial statements were subject to normal year-end adjustments.

         (c) Each of the financial statements referred to in Sections 4.4(a) and 4.4(b) (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Delta are being maintained in accordance with applicable legal and accounting requirements, and reflect only actual transactions.

         (d) The consolidated statement of financial condition of Delta to be included in subsequent shareholder and OTS reports (including related notes thereto, where applicable) referred to in Section 8.9, will fairly present the consolidated financial condition of Delta as of the respective dates set forth therein, and related consolidated statements of operations, changes in stockholders' equity and cashflows (including the related notes, where applicable) referred to in Section 8.9 will fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows for the respective periods set forth therein, it being understood that Delta's interim financial statements will neither be audited nor prepared with related notes and that such interim consolidated financial statements will be subject to normal year-end adjustments.

         4.5  Absence of  Certain  Changes or  Events.  Except as  disclosed  in
Schedule 4.5 to the Delta Disclosure Schedule, since December 31, 1996, (i) neither Delta nor the Subsidiary has incurred any material liability, except in the ordinary course of their business consistent with their past practices (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated thereby); (ii) there has been no material adverse change, or development involving a reasonably foreseeable prospective material adverse change, in or affecting the financial condition, businesses, properties, or results of operations of Delta, taken as a whole; and (iii) Delta and the Subsidiary have carried on their respective businesses in the ordinary course consistent with their past practices (excluding the execution of this Agreement and related matters).

         4.6 Form 10-KSB Annual Report and Other Reports. From December 31, 1991 to the date of this Agreement, Delta has filed with the OTS and the FDIC all documents and reports required to be filed and such reports do not contain, as of their respective dates, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

         4.7 Capitalization. The authorized capital stock of Delta consists of 5,000,000 shares of common stock, par value of $0.01 per share, 183,365 of which as of the date hereof are issued and outstanding and are duly authorized, validly issued, fully paid and nonassessable. No other class or series of capital stock of Delta is or has been authorized. There are no options, warrants, calls, reservations for issuance or commitments of any kind relating to, or securities convertible into, Delta common stock, except as detailed at
Schedule 4.7 to the Delta Disclosure Schedule.

         4.8 No Actions, Etc. There are no actions, suits, claims, proceedings or to the knowledge of the executive officers or directors of Delta, investigations pending, threatened or contemplated against or relating to Delta and/or the Subsidiary or any of their properties which, individually or in the aggregate, could materially and adversely affect the financial condition, businesses, properties or results of operations of Delta, taken as a whole, or the ability of Delta to consummate the transactions contemplated hereby, and such officers and directors do not know of any basis for any such action or proceeding. Delta and the Subsidiary are not transacting business in violation of any applicable law or regulation which could materially adversely affect the financial condition, businesses, properties or results of operations of Delta, taken as a whole, or the ability of Delta to consummate the transactions contemplated hereby. Delta and/or the Subsidiary are not parties to any order, judgment or decree which would reasonably be expected to have a Material Adverse Effect, and Delta and/or the Subsidiary (a) are not the subject of any cease and desist order, or other formal or informal enforcement action by any regulatory authority or (b) have made any commitment to or entered into any agreement with any regulatory authority that restricts or adversely affects their operations or financial condition.

         4.9  Compliance  with Laws and Orders.  Except as set forth in Schedule
4.9 to the Delta Disclosure Schedule, to the knowledge of Delta, Delta and the Subsidiary have not received notice of any violation or alleged material violation of, or are subject to, any liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing material violations of, any material law, statute or regulation. Delta is not in default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in a default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, where the failure to be in full compliance would reasonably be expected to result alone or in the aggregate in damages, which would be reasonably likely to have a Material Adverse Effect.

         4.10 Governmental Regulation. Delta and the Subsidiary hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state and other public authorities necessary for the conduct of their businesses; and, between the date hereof and the Closing Date, Delta will use its best efforts to, maintain all such licenses, certificates, permits, franchises and rights in effect. Except as set forth in Schedule 4.10 to the Delta Disclosure Schedule, Delta and the Subsidiary are not parties or subject to any agreements, directives, orders or similar arrangements between or involving Delta and/or the Subsidiary and any federal or state banking regulatory authority.

         4.11 Contracts and Commitments. Except as set forth in Schedule 4.11 to the Delta Disclosure Schedule, Delta and the Subsidiary are not parties to or bound by any written (a) material lease or license with respect to any property, real or personal; (b) material contract or commitment for capital expenditures;
(c) material contract or commitment for total expenses for the purchase of materials, supplies or for the performance of services by third parties for a period of more than 60 days from the date of this Agreement; or (d) material contract or option for the purchase or sale of any real or personal property other than in the ordinary course of business. To Delta's knowledge, Delta and the Subsidiary have performed in all material respects all obligations required to be performed by them to date and are not in default under, and no event has occurred which, with the lapse of time or action by a third party or both, could result in a default resulting in material damages or other material default under any outstanding mortgage, lease, contract, commitment or agreement to which Delta and/or the Subsidiary is a party or by which Delta and/or the Subsidiary is bound or under any provision of their articles, charter or bylaws. Each such outstanding material mortgage, lease, contract, commitment or agreement is a valid and legally binding obligation of Delta and/or the Subsidiary subject to (x) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors rights generally or the rights of creditors of savings associations the accounts of which are insured by the FDIC, and (y) the application of equitable principles if equitable remedies are sought.

         4.12 Broker's Fees. Neither Delta nor the Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any transactions contemplated by this Agreement, except that Delta has engaged, and will pay a fee or commission to, Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. (the "Financial Advisor"), in accordance with the terms of a letter agreement between Delta and the Financial Advisor, a true, complete and correct copy which has previously been delivered to Bancorp by Delta.

         4.13 Agreements with Directors, Officers and Shareholders. Except as set forth in Schedule 4.13 to the Delta Disclosure Schedule, no director, executive officer, or holder of ten percent (10%) or more of the outstanding capital stock of Delta nor any associate of any such person (a "Delta Principal") (a) is or has during the period subsequent to December 31, 1996, been a party (other than as a depositor) to any transaction with Delta, whether as a borrower or otherwise, that (i) was made other than in the ordinary course of business, (ii) was made on other than substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, or (iii) involves more than the normal risk of collectability or presents other unfavorable features; or (b) is a party to any material loan or loan commitment, whether written or oral. Except as disclosed in Schedule 4.13 to the Delta Disclosure Schedule, no Delta Principal holds any position with or owns more than five percent (5%) of the outstanding shares of any class of voting stock of any depository organization other than Delta. For the purposes of this Section 4.13, the term "depository organization" means a commercial bank (including a private bank), a savings bank, a trust company, a savings and loan association, a homestead association, a cooperative bank, an industrial bank, a credit union, or a depository holding company.

         4.14 Title to Properties. Delta has good and marketable title to all its property and assets, whether real or personal, tangible or intangible, including, without limitation, all assets set forth in its balance sheet as of September 30, 1996, except property and assets sold or otherwise disposed of since September 30, 1996, in the ordinary course of business, subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet and except liens for taxes and assessments not delinquent, pledges to secure deposits and such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected on said balance sheet and which do not interfere with or impair its present or continued use, and all of their material leases are in full force and effect and Delta is not in default in any material respect thereunder.

         4.15 Environmental Matters. Except as set forth in Schedule 4.15 to the Delta Disclosure Schedule, to the knowledge of Delta, the real property owned by Delta associated with its main office as well as other real property held as an asset and real property held as real estate owned as collateral on loans ("Real Properties") are in material compliance with all Environmental Laws, as hereinafter defined, and there are no conditions existing currently which would subject Delta to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require cleanup, removal, remedial action or other response pursuant to Environmental Laws by Delta. Copies of all environmental studies, reports, notices and the like known to exist with regard to the Real Properties is contained at Schedule 4.15 to the Delta Disclosure Schedule. Delta is not a party to any litigation or administrative proceeding, nor has Delta (either in its own capacity or as trustee or fiduciary), materially violated Environmental Laws nor, to the knowledge of Delta and except as set forth in Schedule 4.15 to the Delta Disclosure Schedule, is Delta (either in its own capacity or as trustee or fiduciary) required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials. To the knowledge of Delta, none of the Real Properties are, nor is Delta, subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the knowledge of Delta, no material permits, licenses or approvals are required under Environmental Laws relative to the Real Properties; and, except as disclosed in
Schedule 4.15 to the Delta Disclosure Schedule, Delta has not stored, deposited, treated, recycled, used or disposed of any materials (including, without limitation, asbestos) on, under or at the Real Properties (or tanks or other facilities thereon containing such materials), which materials if known to be present on the Real Properties or present in soils or ground water, would require cleanup, removal or some other remedial action under the Environmental Laws. The term "Environmental Laws" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions, standards and requirements relating to the discharge of air pollutants, water pollutants or process waste water or substances, as now or at any time hereafter in effect, including, but not limited to, the Federal Solid Waste

Disposal Act, the Federal Hazardous Materials Transportation Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended ("CERCLA"), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of the Occupational Safety and Health Administration, and any so-called "Superfund" or "Superlien" Laws.

         4.16 Insurance. Delta has delivered to FFBC as part of Schedule 4.16 to the Delta Disclosure Schedule true, accurate and complete copies of all insurance policies and fidelity bonds of Delta. Each such policy is in full force and effect, with all premiums due thereon on or prior to the Closing Date having been paid as and when due. Delta has not been notified that its fidelity or insurance coverage will not be renewed by their carrier(s) on substantially the same terms as their existing coverage. Delta agrees that prior to the Effective Date, Delta will not decrease its existing insurance coverage without the written consent of FFBC. Except as disclosed, no claim is pending under any such policy with respect to the business or operations of Delta.

         4.17 Proxy Statement. The information pertaining to Delta which has been or will be furnished by or on behalf of Delta or its management for inclusion in the Proxy Statement referred to in Section 8.2 and the Registration Statement referred to in Section 5.10 or any amendment or supplement thereto (a) will comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         4.18 Good Faith. Delta shall use its best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of this Agreement at the earliest practicable date and cooperate fully with the other parties to that end.

         4.19     Employee and Employee Benefit Matters.

                  (a) Schedule  4.19(a) to the Delta  Disclosure  Schedule lists
(i) each pension, profit sharing, stock bonus, thrift, savings, employee stock ownership or other plan, program or arrangement, which constitutes an "employee pension benefit plan" within the meaning of Section 3(2) of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by Delta and/or the Subsidiary or to which Delta and/or the Subsidiary contribute for the benefit of any current or former employee, officer, director, consultant or agent; (ii) each plan, program or arrangement for the provision of medical, surgical, or hospital care or benefits, benefits in the event of sickness, accident, disability, death, unemployment, severance, vacation, apprenticeship, day care, scholarship, prepaid legal services or other benefits which constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, which is maintained by Delta and/or the Subsidiary or to which Delta and/or the Subsidiary contribute for the benefit of any current or former employee, officer, director, consultant or agent; and (iii) every other retirement or deferred compensation plan, bonus or incentive compensation plan or arrangement, stock option plan, stock purchase plan, severance or vacation pay arrangement, or other fringe benefit plan, program or arrangement through which Delta and/or the Subsidiary provide benefits for or on behalf of any current or former employee, officer, director, consultant or agent.

                  (b) All of the plans, programs and arrangements described in this Section 4.19 or listed in Schedule 4.19(a) to the Delta Disclosure Schedule (hereinafter referred to as the "Delta Benefit Plans") that are subject to ERISA are in material compliance with all applicable requirements of ERISA and all other applicable federal and state laws, including the reporting and disclosure requirements of Part I of Title I of ERISA. Each of the Delta Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code satisfies the applicable requirements of such provision and there exist no circumstances that would adversely affect the qualified status of any such Plan under that section, except with respect to any required retroactive amendment for which the remedial amendment period has not yet expired. Except as set forth in Schedule 4.19(b) to the Delta Disclosure Schedule, there is no pending or, to the best knowledge of Delta, threatened litigation, governmental proceeding or investigation against or relating to any Delta Benefit Plan and there is no reasonable basis for any material proceedings, claims, actions or proceedings against any such Delta Benefit Plan. No Delta Benefit Plan (or Delta Benefit Plan fiduciary, in his capacity as such) has engaged in a non-exempt "Prohibited Transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the
Code) since the date on which said sections became applicable to such Plan. There have been no acts or omissions by Delta that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which Delta may be liable. All group health plans of Delta, including any plans of current and former Affiliates of Delta that must be taken into account under Section 4980B of the Code or Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable. All payments due from any Delta Benefit Plan (or from Delta with respect to any Delta Benefit Plan) have been made, and all amounts properly accrued to date as liabilities of Delta that have not yet been paid have been properly recorded on the books of Delta.

         4.20 Labor Disputes. Delta is not directly or indirectly involved in or to the knowledge of Delta threatened with any labor dispute or trouble or organizational effort, including, without limitation, matters regarding actual or alleged discrimination by reason of race, creed, sex, disability or national origin, which might materially and adversely affect the financial condition, assets, businesses or results of operations of Delta and the Subsidiary, taken as a whole.

         4.21 Loan Losses. The reserve for possible loan losses shown on the consolidated balance sheet of Delta as of September 30, 1996, and on the unaudited balance sheet as of December 31, 1996, is adequate as of the dates thereof, and no notices have been received from the OTS or the FDIC related to the adequacy of such reserves within the prior thirty-six months.

         4.22     Taxes.

         (a) Delta has filed on a timely basis all Federal Income Tax Returns and all other federal, state, municipal and other tax returns which each of them is required to file, and each has paid all taxes shown to be due on such returns and, in the opinion of its Chief Executive and Financial Officers, has adequately reserved for all current taxes;

         (b) Neither the Internal Revenue Service nor any other taxing authority is now asserting against Delta, or, to its knowledge, threatening to assert against it, any deficiency or claim for additional taxes, interest or penalty;

         (c) There is no pending, or to the knowledge of Delta, threatened examination of the Federal Income Tax Returns of Delta and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three-year period of limitations prescribed in Section 6501(a) of the Internal Revenue Code, no tax year of Delta remains open to the assessment and collection of additional Federal Income Taxes; and

         (d) There is no pending or, to the knowledge of Delta, threatened examination of the State of Colorado Sales Use and/or Personal Property Tax, or other local, county or municipal taxing authorities (the "Colorado Taxes") returns of Delta or any of the Subsidiaries and, except for tax years still subject to the assessment and collection of additional Colorado Taxes under the applicable statutes of limitations, no tax year of Delta remains open to the assessment and collection of additional taxes.

         4.23 Consents and Approvals. Other than as set forth in Schedule 4.23 to the Delta Disclosure Schedule and other than the receipt of approvals required by the Bank Merger Act, the Rules and Regulations of the OTS, the FDIC, and applicable federal securities and state laws, and the approval of the holders of Delta Common Stock as described in Section 8.1 hereof, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or governmental body or authority is necessary for the consummation by Delta of the transactions contemplated by the Agreement or to enable Delta to continue to conduct its business after the Effective Date in a manner which is consistent with that in which it is presently conducted, except where the failure to make such filing or obtain such permit, authorization, consent or approval will not in the aggregate have a Material Adverse Effect.

         4.24 Knowledge as to Conditions. Delta knows of no reason relating to Delta why the approvals, consents and waivers of governmental authorities referred to in Section 8.3 hereof should not be obtained.

         4.25 Accuracy of Information. The statements made by Delta in the Agreement and in any other written documents executed and/or delivered by or on behalf of Delta pursuant to the terms of the Agreement are true and correct in all material respects.

         4.26 Absence of Certain Changes. Since September 30, 1996, and except as otherwise permitted by this Agreement, Delta has not, except as set forth in
Schedule 4.26 to the Delta Disclosure Schedule, (a) issued or sold any corporate debt securities; (b) granted any option for the purchase of its capital stock;
(c) declared or set aside or paid any dividend or other distribution in respect of its capital stock; (d) incurred any material obligation or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business in accordance with past practices; (e) mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent and landlord liens) any of its material assets or properties except pledges to secure government deposits and in connection with repurchase or reverse repurchase agreements; (f) discharged or satisfied any material lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in Delta's balance sheet as of September 30, 1996, and current liabilities incurred since the date thereof in the ordinary course of business in accordance with past practices; (g) sold, exchanged or otherwise disposed of any of its material capital assets other than in the ordinary course of business in accordance with past practices; (h) materially made or modified any wage or salary increase other than those routine periodic increases consistent with past practices, entered into or modified any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit sharing, retirement or similar plan or arrangement; (i) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value that are material in the aggregate, considering its business taken as a whole; (j) except in the ordinary course of business in accordance with past practices, entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights;
(k) entered into any material transaction outside the ordinary course of its business in accordance with past practices, except as expressly contemplated by the Agreement or (1) except in the ordinary course of business in accordance with past practices or as reflected in Delta's consolidated financial statements, sold or otherwise disposed of any of its material investment securities.

         4.27 Full Disclosure. No representation or warranty made herein or in any Disclosure Schedule by Delta, nor any statement or certificate given or to be given to FFBC pursuant hereto, or with respect to the transactions contemplated hereby, contains or will contain any untrue statements of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading and Delta has made, and will make in good faith on or before the Closing Date, full disclosure of all material facts with respect to the physical condition of the properties and assets of Delta and with respect to the financial condition, liabilities and operation of Delta.

         4.28 Opinion. Delta has received a written opinion from the Financial Advisor to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the consideration to be received by the stockholders of Delta pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.


                                   ARTICLE V.

               REPRESENTATIONS AND WARRANTIES OF BANCORP AND FFBC

         Bancorp and FFBC represent and warrant to and covenants with Delta that:

         5.1 Organization and Qualification of Bancorp. Bancorp is a corporation duly organized and validly existing under the laws of the State of Colorado and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. Bancorp and FFBC have delivered to Delta true and correct copies of their Articles of Incorporation, Charter and Bylaws, as the case may be, in effect on the date of this Agreement. The deposits of FFBC are insured by the SAIF to the fullest extent permitted by law, and all premiums required to be paid in connection therewith have been paid when due by FFBC. Bancorp owns 100% of the issued and outstanding shares of stock of FFBC. FFBC is duly organized, validly existing and in good standing as a federal savings bank under the laws of the United States and has the corporate power to own all of its assets and to carry on its business as it is now being conducted. Bancorp and FFBC are qualified to do business as corporations and are in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Bancorp and FFBC, taken as a whole.

         5.2 Authorization of Agreement. The Boards of Directors of Bancorp and FFBC have authorized the execution of this Agreement as set forth herein, and Bancorp and FFBC, subject to the approval of this Agreement by the shareholders of Delta and all appropriate regulatory authorities as provided in the Colorado Business Corporation Act and the Rules and Regulations of the OTS and the FDIC, have the corporate power to execute and deliver this Agreement, and has taken all action required by law, their respective Articles of Incorporation, Charter, and Bylaws or otherwise to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and upon its execution and delivery (and assuming due execution and delivery by Delta) this Agreement is a valid and binding agreement of FFBC and Bancorp enforceable in accordance with its terms, subject to (a) all applicable bankruptcy, insolvency, moratorium or other similar law affecting the enforcement of creditors' rights generally, and
(b) the application of equitable principles if equitable remedies are sought.

         5.3 No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the Merger will not, (i) violate any provision of the Articles of Incorporation or Bylaws of Bancorp, (ii) violate any provision of the Charter or Bylaws of FFBC, (iii) violate any provision of, or result in the acceleration of any obligation under or in the termination, if applicable, of, any mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which Bancorp or any of its subsidiaries is a party or by which it is bound except for such as would not have a material adverse effect on the financial condition, business, properties, or results of operations of Bancorp and its subsidiaries, taken as a whole, or the transactions contemplated hereby, (iv) violate or conflict with any other material restriction of any kind or character to which Bancorp or FFBC is subject, or (v) enable any person to enjoin the transactions contemplated hereby. After approval of this Agreement by the Board of Directors of Bancorp and FFBC, and the approvals of the OTS and the FDIC, Bancorp and FFBC will have taken all action required by law and their respective Articles of Incorporation, Charter and Bylaws necessary to authorize the execution and delivery of this Agreement and to authorize the Merger and the consummation of the transactions contemplated hereby. Except as set forth in
Schedule 5.3 of the Bancorp Disclosure Schedule, Bancorp and FFBC know of no reason (including those relating to fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Truth in Lending Act, and the Home Mortgage Disclosure Act, and anti-trust or consumer disclosure laws and regulations) why the regulatory approvals should not be obtained.

         5.4 Financial Statements. Bancorp has previously delivered to Delta copies of (a) the consolidated balance sheets of Bancorp and FFBC as of December 31 for the fiscal years 1996 and 1995 and the related consolidated statements of income, changes in stockholder's equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick LLP. The December 31, 1996 consolidated balance sheet of Bancorp (including related notes, where applicable) fairly presents the consolidated financial position of Bancorp and its Subsidiary as of the date thereof and the financial statements referred to in Section 8.9 hereof will fairly present (subject, in the case of any unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Bancorp and FFBC for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 8.9 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 8.9 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicted in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.

         5.5  Absence  of  Certain  Changes  or  Events.  Except as set forth in
Schedule 5.5 of the Bancorp Disclosure Schedule, since December 31, 1996, (i) neither Bancorp nor FFBC has incurred any material liability, except in the ordinary course of their business consistent with their past practices (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated thereby); (ii) there has been no material adverse change, or development involving a reasonably foreseeable prospective material adverse change, in or affecting the financial condition, businesses, properties, or results of operations of Bancorp and FFBC, taken as a whole; and (iii) Bancorp and FFBC have carried on their respective businesses in the ordinary course consistent with their past practices (excluding the execution of this Agreement and related matters).

         5.6 Form 10-K Annual Report and Other Reports. Bancorp's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1996, heretofore delivered to Delta, does not contain, as of the date thereof, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Since December 29, 1995, Bancorp has filed with the Securities and Exchange Commission all documents and reports required to be filed and such reports do not contain, as of their respective dates, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

         5.7 No Actions, Etc. There are no actions, suits, claims or proceedings or, to the knowledge of the executive officers or directors of Bancorp, investigations pending, threatened or contemplated against or relating to Bancorp and/or FFBC or any of their properties which, individually or in the aggregate, could materially and adversely affect the financial condition, businesses, properties or results of operations of Bancorp, taken as a whole, or the ability of Bancorp or FFBC to consummate the transactions contemplated hereby, and such officers and directors do not know of any basis for any such action or proceeding. Bancorp and FFBC are not transacting business in violation of any applicable law or regulation which could materially adversely affect the financial condition, businesses, properties or results of operations of Bancorp, taken as a whole, or the ability of Bancorp or FFBC to consummate the transactions contemplated hereby. Bancorp and/or FFBC are not parties to any order, judgment or decree which would reasonably be expected to have a Material Adverse Effect, and Bancorp and/or FFBC (a) are not the subject of any cease and desist order, or other formal or informal enforcement action by any regulatory authority or (b) have made any commitment to or entered into any agreement with any regulatory authority that restricts or adversely affects their operations or financial condition.

         5.8 Capitalization. As of the date hereof, the authorized capital stock of Bancorp consists of (i) 50,000,000, shares of common stock, par value $.10 per share, of which 16,561,425, are issued and outstanding and are fully paid and nonassessable and 3,579,059 were held in Bancorp's treasury, and (ii) 25,000,000 shares of preferred stock, par value of $.10 per share ("Bancorp Preferred Stock"), of which none are issued and outstanding. As of the date of this Agreement, except as set for in Schedule 5.8 to the Bancorp Disclosure Schedule, no shares of Bancorp Common Stock were reserved for issuance. As of the date of this Agreement, no shares of Bancorp Preferred Stock were reserved for issuance, except for 1,500,000 shares of Series A Junior Participating Preferred Stock reserved for issuance upon exercise of the rights distributed to the holders of Bancorp Common Stock pursuant to the Rights Agreement, dated as of July 21, 1996, between Bancorp and American Securities Transfer & Trust, Inc., as Rights Agent (the "Rights Agreement"). As of the date hereof, the authorized capital stock of FFBC consists of (i) 15,000,000 shares of common stock, par value $1.00 per share, of which 100,000 are issued and outstanding solely to

Bancorp and are fully paid and nonassessable and (ii) 5,000,000 shares of serial preferred stock, none of which is issued.

         5.9 Good Faith. Bancorp and FFBC shall use their best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of this Agreement at the earliest practicable date and cooperate fully with the other parties to that end.

         5.10 Registration. Bancorp will cause a Registration Statement (or other appropriate form) to be filed with and declared effective by the Securities and Exchange Commission ("SEC"), appropriate agencies regulating securities, and other governmental agencies having jurisdiction, with respect to the securities to be issued in conjunction with the Merger. The information pertaining to Bancorp which will appear in the Registration Statement and Proxy Statement will contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.11 Copies of Public Information. Bancorp has made or will make available for review by Delta all information publicly available concerning Bancorp and all pension, retirement, thrift, group insurance or similar plans with respect to any of the directors, officers or other employees of Bancorp or FFBC.

         5.12 Undisclosed Liabilities: Taxes. Bancorp has no material liabilities other than those liabilities disclosed on or provided for in its consolidated balance sheet as of December 31, 1996, and liabilities incurred since such date in the ordinary course of business. Bancorp has paid all federal, state and local taxes now due and payable and there are no material tax items now in dispute or anticipated to be disputed.

         5.13 Title to Properties. Bancorp has good and marketable title to all its property and assets set forth on its consolidated balance sheet as of December 31, 1996, except property and assets sold or otherwise disposed of since December 31, 1996, in the ordinary course of business, subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said consolidated balance sheet and except liens for taxes and assessments not delinquent, pledges to secure deposits, and such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected on said balance sheet and which do not interfere with or impair its present or continued use, and all of its leases are in full force and effect and Bancorp is not in default thereunder.

         5.14 Absence of Regulatory Actions. Neither Bancorp nor FFBC is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of the operations of any of them nor has it been advised by any such government authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum or understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

         5.15 Labor Disputes. Bancorp is not directly or indirectly involved in or threatened with any labor dispute or trouble or organizational effort, including, without limitation, matters regarding actual or alleged discrimination by reason of race, creed, sex, disability or national origin, which might materially and adversely affect its financial condition, assets, businesses or results of operations.

         5.16 Reserve for Possible Loan Losses. The reserve for possible loan losses shown on the consolidated balance sheet of Bancorp as of December 31, 1996, is adequate as of the date thereof.

         5.17 Benefit Plans. All of the employee benefit plans, programs and arrangements maintained by Bancorp or FFBC ("Bancorp Benefit Plans") that are subject to ERISA are in material compliance with all applicable requirements of ERISA and all other applicable federal and state laws, including the reporting and disclosure requirements of Part I of Title I of ERISA. Each of the Bancorp Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(k) of the Code satisfies the applicable requirements of such provision and there exist no circumstances that would adversely affect the qualified status of any such Plan under that section, except with respect to any required retroactive amendment for which the remedial amendment period has not yet expired. There is no pending or, to the best knowledge of Bancorp, threatened litigation, governmental proceeding or investigation against or relating to any Bancorp Benefit Plan and there is no reasonable basis for any material proceedings, claims, actions or proceedings against any such Bancorp Benefit Plan. No Bancorp Benefit Plan (or Bancorp Benefit Plan fiduciary in his capacity as such) has engaged in a non-exempt "Prohibited Transaction" (as defined in
Section 406 of ERISA and Section 4975(c) of the Code) since the date on which said sections became applicable to such Plan. There have been no acts or omissions by Bancorp or FFBC that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which Bancorp or FFBC may be liable. All group health plans of Bancorp and FFBC, including any plans of current and former Affiliates of Bancorp or FFBC that must be taken into account under
Section 4980B of the Code or Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable. All payments due from any Bancorp Benefit Plan (or from Bancorp or FFBC with respect to any Bancorp Benefit Plan) have been made, and all amounts properly accrued to date as liabilities of Bancorp or any Bancorp Subsidiary that have not yet been paid have been properly recorded on the books of Bancorp or FFBC, as appropriate.

         5.18 Accuracy of Information. The statements made by Bancorp and FFBC in the Agreement and in any other written documents executed and/or delivered by or on behalf of Bancorp and FFBC pursuant to the terms of the Agreement are true and correct in all material respects.

         5.19 Knowledge as to Conditions. Bancorp and FFBC know of no reason relating to Bancorp and FFBC why the approvals, consents and waivers of governmental authorities referred to in Section 5.5 should not be obtained.

         5.20 Other Transactions. Nothing contained herein shall in any manner limit the ability of Bancorp and FFBC to acquire additional banking institutions or other corporations, either before or after the Effective Date, for such consideration (cash, notes, common or preferred stock) and upon such terms and conditions as Bancorp deems appropriate. Notwithstanding the foregoing, Bancorp will not, and will cause its subsidiaries to not, make or agree to make any acquisition or take any action that materially adversely affects its ability to consummate the transactions contemplated hereby in a reasonably timely manner.

         5.21 Full Disclosure. No representation or warranty made herein or in any Disclosure Schedule by Bancorp and FFBC, nor any statement or certificate given or to be given to Delta pursuant hereto, or with respect to the transaction contemplated hereby, contains or will contain any untrue statements of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading and Bancorp has made, and will make in good faith on or before the Closing Date, full disclosure of all material facts with respect to the physical condition of the properties and assets of Bancorp and with respect to the financial condition, liabilities and operation of Bancorp.


                                   ARTICLE VI.

                            COVENANTS OF THE PARTIES

         6.1      Conduct of Delta's Business.

         (a) Unless the prior written consent of FFBC shall have been obtained (which shall not be unreasonably withheld) and except as otherwise contemplated herein, Delta will, and Delta shall cause the Subsidiary to:

                  (i) operate its businesses in the ordinary course in accordance with past business practices, except however, as of the date of this Agreement and thereafter, Delta's residential construction lending activities shall be limited as detailed at Schedule 6.1 herein;

                  (ii) use its best efforts to preserve intact its business organization and assets, maintain their rights and franchises, retain the services of its officers and key employees (except that it shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain its relationships with customers;

                  (iii) maintain its corporate existence in good standing and file all required Delta Reports (as defined in Section 13.6 hereof);

                  (iv)  use  its  best   efforts  to  maintain  and  keep  their
         properties in as good repair and condition as at present, except for ordinary wear and tear;

                  (v) use its best efforts to keep in full force and effect adequate fire, casualty, public liability, employer fidelity and other insurance coverage and bonds comparable in amount and scope of coverage to that now maintained by it and, in the event that Delta is unable to keep such insurance and bonds in full force and effect, to provide prompt notice of such failure to FFBC and Bancorp;

                  (vi) perform all material obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

                  (vii) use its best efforts to comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws and regulations;

                  (viii) as soon as reasonably practicable, furnish FFBC copies of all of Delta's periodic reports filed with the OTS and the FDIC subsequent to the date hereof;

                  (ix) Delta shall (i) give Bancorp prompt written notice of the receipt of any notice from a stockholder of his intent to demand payment for his shares, (ii) not settle or offer to settle any such demands without the prior written consent of Bancorp and (iii) not, without the prior written consent of Bancorp, waive any failure to timely deliver a written objection to the Merger and a demand for appraisal of such shares in accordance with applicable law; and

                  (x) immediately upon the execution of this Agreement, direct its accountants and attorneys to give FFBC and Bancorp access to all relevant and material information, documents and working papers pertaining to Delta.

         (b) Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the Effective Date, Delta shall not do, nor cause the Subsidiary to do, without the prior written consent of FFBC and Bancorp, any of the following:

                  (i) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument or enter into or extend any material agreement (including existing employment agreements) or lease, except in the ordinary course of business consistent with past business practices or in connection with the transactions contemplated and permitted by the Agreement. Notwithstanding the foregoing, the term of the employment agreement between Delta and Mr. Lesley R. McPherson, Vice President, may be extended up to a term ending on June 1, 1998, within the discretion of Delta. Notwithstanding the foregoing, the employment agreement between Delta and Mr. Humphries may be amended within the discretion of Delta to provide for an extension of the term of the employment agreement for a term ending on June 1, 2000, provided that any such amendment also provides that such individual shall not, other than as requested by Delta, or any successor to Delta, engage in employment or other professional activities for the benefit of a financial institution or other business entity involved in transactions involving banking, mortgage lending, consumer debt financing, business financing, accepting of retail insured deposits and other related activities currently engaged in by Delta, or any succesor to Delta, within a one hundred mile radius of Delta, Colorado, for a period of not less than eighteen months from the date of termination of employment with Delta or any successor to Delta, if later, without the prior written consent of Delta or any successor to Delta.

                  (ii) (A) grant any material increase in compensation to its directors or grant any increase in compensation to its officers and employees either individually or as a class, except routine periodic increases and performance bonuses pursuant to Delta's existing bonus plan in the ordinary course of business and in accordance with past practices or as required by law, (B) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) that would increase its retirement benefit liabilities, (C) adopt, enter into, amend or modify any Delta Benefit Plan, or (D) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers, except as contemplated by the Agreement; provided, however that any bonuses pursuant to Delta's bonus plan shall be limited to 115% of the awards granted in fiscal 1996;

                  (iii) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock other than in accordance with past practice as detailed at Section 8.8 hereinafter;

                  (iv) (A) except pursuant to the exercise of existing options as of the date of this Agreement, redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of their capital stock or any such securities or obligations;
         (B) subject to the fiduciary obligations of Delta's Board of Directors, merge with or into any other corporation, savings institution or bank, permit any other corporation, savings institution or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (C) purchase or otherwise acquire any substantial portion of the assets, or more than five percent (5%) of any class of stock, of any corporation, savings institution, bank or other business; (D) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices; or (E) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                  (v) except pursuant to the exercise of existing options as of the date of this Agreement, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any debt instrument having a right to vote or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities;

                  (vi) except to the extent legally required for the discharge by the board of directors of its fiduciary duties, Delta shall direct, and shall use its best efforts to cause its directors, employees, agents and representatives not to, during the period beginning on the date hereof and ending on the first to occur of (a) the Effective Date or (b) the termination of this Agreement (i) sell or arrange for the sale of any Delta capital stock; (ii) negotiate, solicit or encourage or authorize any person to solicit from any third party any proposals relating to the merger or consolidation of Delta, disposition of the business or assets of Delta or the acquisition of the capital stock or the common stock or Delta; or (iii) make any information concerning Delta available to any person for the purpose of affecting or causing a merger, consolidation or disposition of Delta or their assets or common stock.

                  (vii) propose or adopt any amendments to Delta's Charter or bylaws, except such amendments as may be required to consummate the transactions contemplated by this Agreement;

                  (viii) enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

                  (ix) except in its fiduciary capacity, purchase any shares of capital stock of Bancorp;

                  (x) change any of its methods of accounting in effect at September 30, 1996, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending September 30, 1996, except as may be required by law or generally accepted accounting principles;

                  (xi) willfully take action which would or is reasonably likely to (i) adversely affect the ability of either of Bancorp, FFBC or Delta to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect Delta's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Articles X and XI not being satisfied;

                  (xii) change in any material respect the lending, investment, deposit, asset and liability management and other material policies concerning the business of Delta, unless required by law or regulation or, with respect to lending or depository activities, unless such change is made in response to market conditions;

                  (xiii) file any applications or make any contract with respect to branching by Delta (whether de novo or by purchase, sale or relocation);

                  (xiv) form any new subsidiary or cause or permit a material change in the activities presently conducted by Delta or make additional material investments in subsidiaries or enter into or invest in any partnership, joint venture or other business enterprise;

                  (xv) purchase any debt securities or derivative securities including collateralized mortgage obligations or real estate mortgage investment conduits products that are defined as "high risk mortgage securities" under OTS Thrift Bulletin No. 52;

                  (xvi) agree in writing or otherwise to do any of the foregoing.

         6.2 Covenants of Bancorp. Except as set forth in Schedule 6.2 of the Bancorp Disclosure Schedule or as otherwise contemplated by this agreement or consented to in writing by Delta, Bancorp shall not, and shall not permit FFBC to:

                  (a) solely, in the case of Bancorp, declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock; provided, however, that nothing contained herein shall prohibit Bancorp from increasing the quarterly cash dividend of the Bancorp Common Stock;

                  (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article IX not being satisfied, or in a violation of any provision of this agreement except in every case, as may be required by applicable law;

                  (c)      take or cause to be  taken  any  action  which  would
disqualify  the  Merger as a tax free reorganization   under Section 368 of  the
Code;

                  (d) amend its Articles of Incorporation or Bylaws or other governing instrument in a manner which would adversely affect in any manner the terms of the Bancorp Common Stock or the ability of Bancorp to consummate the transactions contemplated hereby;

                  (e) make any acquisition that individually or in the aggregate can reasonably be expected to materially adversely affect the ability of Bancorp to consummate the transactions contemplated hereby in a reasonably timely manner, or enter into any agreement providing for, or otherwise participate in, any merger, consolidation or other transaction in which Bancorp or any surviving corporation may be required not to consummate the Merger or any of the other transactions contemplated hereby in accordance with the terms of this Agreement; or

                  (f) engage in any conversations or negotiations with any existing loan origination correspondent of Delta prior to the closing of the Merger, without the prior consent of Delta, such consent shall not unreasonably be withheld.

                  (g)      agree to do any of the foregoing.

         6.3 Reports. The Parties will use their best efforts to keep the other Parties fully informed concerning all trends and developments of which it becomes aware that may have a material adverse effect upon the business, properties or condition (either financial or otherwise) of Delta, FFBC or Bancorp, as the case may be.

         6.4 Breaches. The Parties shall, in the event they become aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the other Party and use their best efforts to prevent or promptly remedy the same.

         6.5 Consents and Approvals. The Parties shall use their best efforts to assist the Parties in obtaining the consents and approvals referenced in Section
8.3 hereof.

         6.6      Non-Solicitation.

         (a) Delta shall not (i) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Transaction (as defined below) or a potential Acquisition Transaction with respect to itself or (ii) (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it under any of the instances described in this clause. Delta shall immediately instruct and otherwise use its best efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it), consultants and other representatives to comply with such prohibitions. Delta shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, Delta may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Transaction if the Board of Directors of Delta determines, in good faith, that the exercise of its fiduciary duties to Delta's stockholders under applicable law, as advised in a written opinion issued by its counsel, requires it to take such action, and, provided further, that Delta may not, in any event, provide to such third party any information which it has not provided to Bancorp or FFBC. Delta shall promptly notify Bancorp or FFBC orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of any relevant facts relating to such inquiries, along with a summary of the written opinion of its counsel. This Section shall not prohibit accurate disclosure by Delta in any document (including the Proxy Statement and the Registration Statement) or other disclosure to the extent required under applicable law if in the opinion of the Board of Directors of Delta, disclosure is required under applicable law as to transactions contemplated hereby.

         (b) "Acquisition Transaction" shall, with respect to Delta, mean any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with Delta, (ii) a purchase, lease or other acquisition of all or substantially all the assets of Delta, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 20.0% or more of the voting power of Delta, but excluding the acquisition of beneficial ownership by any employee benefit plan maintained or sponsored by Delta, (iv) a tender or exchange offer to acquire securities representing 20.0% or more of the voting power of Delta, (v) a public proxy or consent solicitation made to stockholders of Delta seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement that has been recommended by the Board of Directors of Delta,
(vi) the filing of an application or notice with the Federal Reserve Board, the OTS, or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above, or (vii) the making of a bona fide proposal to Delta or its stockholders by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.


                                  ARTICLE VII.

                         INVESTIGATION - CONFIDENTIALITY

         7.1      Access to Information.

         (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Delta shall, and shall cause the Subsidiary to, afford to the officers, employees, accountants, counsel and other representatives of Bancorp and FFBC, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, Delta shall, and shall cause the Subsidiary to, make available to Bancorp and FFBC (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which Delta is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Bancorp and FFBC may reasonably request. Neither Delta nor the Subsidiary shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Delta customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Bancorp will hold all such information in confidence to the extent required by, and in accordance with, the provisions of this Agreement.

         (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Bancorp shall, and shall cause its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Delta, access, during normal business hours during the period prior to the Effective Time, to such information regarding Bancorp and its subsidiaries as shall be reasonably necessary for Delta to fulfill its obligations pursuant to this Agreement to prepare the Proxy Statement or which may be reasonably necessary for Delta to confirm that the representations and warranties of Bancorp and FFBC contained herein are true and correct and that the covenants of Bancorp and FFBC contained herein have been performed in all material respects. Neither Bancorp nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Bancorp's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Delta will hold all such information in confidence to the extent required by, and in accordance with, the provisions of this Agreement.

         7.2 Confidentiality. Until the Closing Date, neither Bancorp nor Delta shall, without the prior written consent of the other party, disclose to third parties, and shall use care to assure that their directors, officers, employees, and advisers do not disclose to third parties, any confidential information, which shall include all information received from Bancorp or Delta in the course of discussing, investigating, negotiating and performing the transactions contemplated by this Agreement, whether such information has been obtained before or after the date of execution of this Agreement. The term "confidential information" does not include information which (i) is known to Bancorp or FFBC, their directors, officers, employees, or advisers, prior to its disclosure to Bancorp by Delta; (ii) is or becomes publicly known or available; or (iii) is independently developed or discovered by Bancorp or FFBC, their directors, officers, employees, or advisers outside of the discussions, investigations, negotiations and performance contemplated by this Agreement. "Third parties" do not include directors, officers, employees, or advisors of Delta.

         In the event that the Merger contemplated by this Agreement is not consummated, or this Agreement is otherwise terminated, the Parties shall promptly return to each other all such confidential information (and all copies thereof), without retaining any copies, or to the extent agreed by Bancorp, FFBC or Delta, as the case may be, shall destroy information and documents not to be returned, including all electronic images, and confirm such destruction in writing to any other Party; and thereafter all such information shall continue not to be disclosed by Bancorp, FFBC or Delta, as the case may be, and their directors, officers, employees, or advisors to third parties without the other Party's written consent.


                                  ARTICLE VIII.

                              ADDITIONAL AGREEMENTS

         8.1 Delta Shareholders' Meeting. Delta shall, as soon as is reasonably practicable but in no event later than September 15, 1997, call and hold a meeting of their shareholders (the "Shareholders' Meeting") to submit for shareholder approval this Agreement and any amendments to Delta's Charter deemed necessary to effectuate the Agreement. The Board of Directors of Delta will, subject to their fiduciary obligations, recommend that holders of Delta Common Stock, vote in favor of and approve this Agreement at the Shareholders' Meeting.

         8.2      Proxy Statement for Shareholders' Meetings.

         (a) For the purposes of holding the Shareholders' Meeting, Delta and Bancorp shall prepare an appropriate joint proxy statement(s) and prospectus satisfying all applicable legal requirements of the applicable statutes, rules and regulations (said proxy statement(s), together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement").

         (b) As soon as practicable after the date hereof, Bancorp and Delta shall file the Proxy Statement with the OTS and the SEC, as may be applicable, and use its best efforts to respond to the comments of the OTS and the SEC and to obtain the clearance of the OTS and the SEC for mailing the Proxy Statement. Promptly after the Proxy Statement is cleared by the OTS and the SEC, Delta and Bancorp shall mail the Proxy Statement to all holders of record of shares of Delta Common Stock who are holders on the record date for the Shareholders' Meeting.

         8.3 Cooperation: Regulatory Approvals. The Parties shall cooperate, and shall cause each of their affiliates and subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the OTS, the FDIC, the Department of Justice ("DOJ"), other regulatory authorities, including such filings and approvals as are required to be made or obtained under the securities or "blue Sky" laws of various states in connection with the issuance of the shares of Bancorp Common Stock pursuant to this Agreement, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by the Agreement. Each party will have the right to review and comment on such applications, petitions and other documents and materials and shall furnish to the other copies thereof promptly after filing or submission thereof. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained. The obligation to take action as provided in this Section 8.3 shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order or approval of, or any exemption by, any party that in the reasonable judgment of the Boards of Directors of Bancorp or Delta would so materially and adversely impact the economic or business benefits to Bancorp or Delta, as appropriate, from the transaction contemplated by this Agreement so as to render inadvisable the consummation of the Merger. In the event of a restraining order or injunction which prevents the Closing by reason of the operation of Section 11.3, each of the parties hereto shall use its respective best efforts to cause such order or injunction to be lifted and the Closing to be consummated as soon as reasonably practicable.

         8.4 Organization and Qualification of Interim, FFBC and Bancorp. FFBC, Interim and Delta shall enter into a merger agreement in substantially the form attached as Exhibit A to this Agreement and shall cause the Parties to take such action as is provided in this Agreement to consummate the Merger.

         8.5 Reports. Prior to the Effective Date, Delta shall prepare and file with the OTS and the FDIC as the case may be, as and when required all Delta Reports. Delta shall prepare such Delta Reports so that (a) they comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they are filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) with respect to any Delta Reports containing financial information of the type included in Delta's financial statements, the financial information (i) is prepared in accordance with generally accepted accounting principles and practices as utilized in Delta's financial statements applied on a consistent basis, (ii) presents fairly the consolidated financial condition of Delta at the dates, and the consolidated results of operations and cash flows for the periods, stated therein and (iii) in the case of interim fiscal periods, reflects all adjustments, consisting only of normal recurring items, subject to year-end audit adjustments.

         8.6 Brokers or Finders. Each of Bancorp and Delta represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Financial Advisor, whose fees and expenses will be paid by Delta, in accordance with the agreement with such firm, and each of Bancorp and Delta respectively agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         8.7 Additional Agreements: Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Agreement, subject to the appropriate vote of the shareholders of Delta described in Section 8.1, including cooperating fully with the other party. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Bancorp with full title to all properties, assets, rights, approvals, immunities and franchises of Delta, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         8.8 Release of Information. Bancorp, FFBC and Delta agree that prior to making any public announcement with respect to the transactions contemplated by this Agreement, the Parties will consult with each other and will use their best efforts either to agree upon the text of the proposed joint announcement to be made by the Parties or to obtain the other's approval (which approval shall not be unreasonably withheld) of the text of an announcement to be made solely on behalf of such party. In the event that the Parties do not ultimately agree on the text of any proposed public announcement, no such disclosure shall be made unless the party seeking to make an announcement is advised by counsel that its failure to do so would be reasonably likely to constitute a violation of law.

         8.9      Subsequent Interim Financial Statements.

         (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement (other than the last quarter of each fiscal year), Bancorp will deliver to Delta, Bancorp's quarterly report of Form 10-Q, as filed with the SEC under the Exchange Act, and as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Bancorp will deliver to Delta, Bancorp's Annual Report on Form 10-K, as filed with the SEC under the Exchange Act.

         (b) As soon as reasonably available and in accordance with past practice, Delta will deliver to Bancorp, Delta's Office of Thrift Supervision Thrift Financial Report and quarterly report to shareholders, and as soon as reasonably available, following the end of each fiscal year, Delta will deliver to Bancorp, Delta's Annual Report to Stockholders.

         8.10     Employee Matters.

         Future employment of the employees of Delta will be based on FFBC's staffing needs. The ultimate decisions relating to the retention, assignment and compensation of personnel will be the responsibility of management of FFBC. To the extent that as of the Closing Date employment with FFBC is not scheduled to commence following the Closing Date by a Delta employee employed by Delta as of the Closing Date and at work at Delta within the six business day period prior to the Closing Date, Delta employees as of the Closing Date shall receive severance benefits in accordance with Delta's severance plan in effect as of March 3, 1997, with a minimum benefit of eight (8) weeks base pay and the costs of continuing medical insurance coverage to participants as in effect as of the Closing Date under the programs offered by FFBC for a period of two months paid by FFBC. Thereafter, such terminated former Delta employees shall be eligible to continue such medical insurance at their own personal expense in accordance with applicable law ("COBRA Rights"). Such severance benefits shall not be applicable to employees referenced at Section 8.19(b) who have entered into written agreements with Delta.

         8.11 Board Members. The existing members of the Board of Directors of FFBC as of the Closing date will continue to be the board members of FFBC.

         8.12 Breaches. Bancorp, FFBC and Delta, as the case may be, shall, in the event they become aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the other party and use their best efforts to prevent or promptly remedy the same.

         8.13     Payment upon Termination - Subsequent Acquisition Transaction.

         (a) Delta hereby  agrees,  if following the execution of the Agreement:
(i) Delta enters into an agreement to complete an Acquisition Transaction prior to the termination of the Agreement, or (ii) within fifteen months after the termination of the Agreement, Delta enters into an Acquisition Transaction, Delta shall pay FFBC compensation and damages totalling $500,000, in addition to any payments that may be required in accordance with Section 8.13(b) herein. Notwithstanding the foregoing, payments pursuant to this Section 8.13(a) shall not be required in the event of termination of the Agreement pursuant to Sections 12.1(a) or 12.1(b)(v), or in the event that Delta shall receive reimbursements pursuant to Section 8.13(c) of the Agreement.

         (b) In the event that Delta refuses to consummate the Merger after all of the conditions in Article X and XI have been satisfied or waived, or in the event that this Agreement is terminated by Bancorp and FFBC by reason of the breach by Delta of any of its material representations, warranties, covenants or agreements contained herein, or by reason of the willful breach of any of Delta's representations, warranties, covenants or agreements contained herein, then, in lieu of any other rights or remedies of Bancorp and FFBC, Delta shall reimburse FFBC for its expenses not to exceed $125,000. Such amount shall be in addition to, and in no way limit any payments that may be required in accordance with Section 8.13(a) herein.

         (c) In the event that Bancorp or FFBC refuses to consummate the Merger after all of the conditions in Article IX and XI have been satisfied or waived, or in the event that this Agreement is terminated by Delta by reason of the breach by Bancorp or FFBC of any of their material representations, warranties, covenants or agreements contained herein, or by reason of the willful breach of any of Bancorp's or FFBC's representations, warranties, covenants or agreements contained herein, then, in lieu of any other rights or remedies of Delta, Bancorp shall reimburse Delta for its expenses not to exceed $125,000.

         8.14 Supplements to Disclosure Schedules. Bancorp, FFBC and Delta will promptly supplement or amend their Disclosure Schedules with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. No supplement or amendment to the Disclosure Schedules will have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 10.2 and 11.1 hereof.

         8.15 Confidentiality. Bancorp, FFBC and Delta agree to treat as strictly confidential and agrees not to divulge to any other person, natural or corporate (other than employees of, and attorneys and accountants for, such party) any proprietary financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to Delta, FFBC or Bancorp (as the case may be) by which it may come to know or which may come into its possession during the course of its due diligence investigation of Delta, FFBC or Bancorp, as the case may be, and, if the transactions contemplated hereby are not consummated for any reason, Bancorp agrees promptly to return to Delta (and Delta to Bancorp) all written proprietary material furnished in connection with such investigation.

         8.16 Due Diligence. Bancorp, FFBC and Delta shall complete their due diligence review of the books, records and operations of the other parties within thirty days of the date of this Agreement. If written notice of an objection is not received within a thirty (30) day period of the date of this Agreement, it will be assumed that the due diligence review has been completed to the satisfaction of the parties. Notwithstanding the foregoing, FFBC shall have 45 days from the date of execution of this Agreement to cause an independent environmental consultant of its choice to inspect and audit at FFBC's expense, the assets and real property of Delta and the Subsidiary for the evaluation and determination of the existence of any and all environmental conditions and any and all violations of environmental laws, as is commonly referred to as a Phase I environmental study (the "Environmental Audit"). If such Environmental Audit discovers any environmental condition that FFBC reasonably finds unacceptable within its sole discretion ("Environmental Condition"), FFBC may terminate this Agreement by delivery of written notice of termination on or before the day which is forty-five (45) days from the date of the Agreement, which notice shall identify such Environmental Condition. Delta shall have 45 days from the receipt of such notice of termination to undertake such actions as are necessary to the reasonable satisfaction of FFBC to cure such defects or conditions in which case such notice of termination shall be deemed withdrawn. FFBC shall furnish Delta with a copy of the results of such Environmental Audit within three (3) business days of receipt of such report. The result of such Environmental Audit shall not be disclosed to any third party without the prior written consent of the Parties. Further, FFBC may contract with an independent firm at its own expense to conduct structural, engineering and mechanical inspections of the premises and Leasehold improvements related to Delta's office building within 30 days from the signing of the Agreement. Delta shall provide reasonable access to the property and leasehold improvements during these time periods. The inspection may include, but not be limited to, areas of heating, air conditioning, plumbing, roof, electric, basement, well, septic, insulation, radon, termite, structure of the premises, banking equipment and related matters. Delta shall also allow samples to be taken of the contents of the building and the surrounding property, including test borings, to determine the presence of underground storage tanks and or ground/water contamination. Should the inspection report be reasonably unacceptable to FFBC and Delta is unable to cure within 30 days, FFBC within its sole discretion, may void the Agreement. Time periods of the inspection may be expanded for a reasonable period of time pending delivery of laboratory results.

         8.17 Indemnification of Directors and Officers. FFBC will continue to indemnify officers and Directors of Delta for prior acts in accordance with the provisions of FFBC bylaws and applicable OTS regulations for a period of three years from the Merger date. Ongoing insurance will be provided for the retained officer(s) under the policy of FFBC.

         8.18 Dividends. Delta will continue its ongoing semi-annual dividend policy through the Closing Date in accordance with past practice.

         8.19     Other Benefits Matters.

         (a) Employee Stock Ownership Plan. On or before the Merger date, Delta will terminate the Delta Federal Savings Bank ESOP and distribute such plan assets to plan participants.

         (b)      Employment Agreements.

                  (i) Except as set forth below, Delta shall not initiate the termination of the employment of David A. Humphries, President, or Lesley R. McPherson, Vice President, (collectively, the "Officers") absent termination for cause, or the death or disability of the employee, prior to the Closing, nor shall Delta make any payment under any employment agreements between Delta and either or both Officers associated with the Merger prior to the Closing without the prior written consent of FFBC.

                  (ii) Payments under the Employment Agreements between Delta and the Officers (the "Employment Agreements") shall be paid in accordance with their respective Employment Agreements, provided however, in the case of Mr. Humphries, prior to the receipt of such payments in accordance with termination of employment under the Employment Agreement, Mr. Humphries shall enter into a written agreement with FFBC that provides that such individual shall not, other than as requested by Bancorp or FFBC, engage in employment or other professional activities for the benefit of a financial institution or other business entity involved in transactions involving banking, mortgage lending, consumer debt financing, business financing, accepting of retail insured deposits and other related activities currently engaged in by Delta, Bancorp and FFBC within a one hundred mile radius of Delta, Colorado, for a period of not less than eighteen months from the date of termination of employment with Delta, without the prior written consent of FFBC.

                  (iii) As of the Closing, Delta shall terminate the employment of Mr. David Humphries, President and Mr. Lesley R. McPherson, Vice President, and shall immediately pay such individuals in the form of a lump sum payment the amounts due such individuals under the Employment Agreements. Prior to such payments by Delta, Delta shall furnish FFBC with documentation of the calculation of such payments. As of the Closing, FFBC may enter into an agreement with the Officers setting forth the terms of any future employment relationship between FFBC and the Officers.

                  (iv) On or prior to the Closing Date, the Officers shall execute an agreement whereby such Officers shall acknowledge and consent that the opportunity to participate in the group medical insurance program sponsored by FFBC for its employees, as may be amended from time to time, shall be accepted as constituting benefits which are substantially the same health benefits as are offered by Delta for its executive officers, and that eligibility to participate in such FFBC plans shall satisfy the applicable provisions of the Employment Agreements.

         (c) Such Delta employees employed by FFBC as of the Closing Date will be eligible thereafter to receive the same employee benefits, including but not limited to medical insurance, vacation pay, sick leave, and severance pay as are extended to FFBC's other similarly situated employees, giving effect to all prior years of service with Delta prior to the Closing Date (with no uninsured waiting periods or pre-existing condition limitations being imposed on otherwise eligible employees). With respect to any Code Section 401(a) plans of FFBC, such employees shall have all prior Delta service recognized for purposes of eligibility to participate and benefits vesting under such plans, but not with regard to benefits accrual.

         (d) As of the Closing Date, Delta shall take such actions that are necessary to pay all liabilities for all wages payable through the Closing Date as of the Closing Date. FFBC shall not assume any liabilities with respect to wages or benefits earned or accrued by Delta employees prior to the Closing Date; provided however, with respect to Delta employees that shall as of the Closing Date be employed by FFBC, all accrued but unused vacation time shall be maintained by FFBC. With respect to Delta employees that shall terminate employment as of the Closing Date, all accrued vacation shall be paid as of the Closing Date, provided however, such payments for accrued vacation shall not exceed the annual vacation benefit payable to any such terminating employee pro rata based upon the product of (.08333) times the number of calendar months that have commenced in the calendar year, plus any prior year carryover allowances, multiplied by the hourly rate of pay in effect as of the Closing Date.


         8.20 Accountants' Letters. Delta shall use its reasonable efforts to cause to be delivered to the other party a letter of its independent public accountants dated (i) the date on which the S-4 shall become effective and (ii) a date shortly prior to the Effective Time, and addressed to Bancorp and FFBC, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Financial Accounting Standards No. 72.

         8.21 Stock Exchange Listing. Bancorp shall use all reasonable efforts to cause the shares of Bancorp Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, as of the Effective Time.

         8.22 Directors. Delta shall cause each of its directors to deliver to FFBC and Bancorp duly signed resignations which resignations shall be effective as of the Effective Time.


                                   ARTICLE IX.

                CONDITIONS TO THE OBLIGATIONS OF BANCORP AND FFBC

         The obligations of Bancorp and FFBC under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction or written waiver by Bancorp of the following conditions:

         9.1 No Material Adverse Effect. Except as disclosed in Schedule 4.5 to the Delta Disclosure Schedule and except for general changes in market interest rates, payments due under any employment agreements or benefit plans which may be modified, altered or terminated in connection with this Agreement and the transactions contemplated hereby, costs and expenses relating to this Agreement and the transactions contemplated hereby, there shall not have been any material adverse change, or discovery of a condition or the occurrence of any event that has or is likely to result in such a change, in the financial condition, results of operations or business of Delta from December 31, 1996 to the Closing Date.

         9.2 Representations and Warranties. Each of the representations and warranties by Delta contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein) at, or as of, the date of this Agreement and (except to the extent such representation speaks as of an earlier date) and as of any date subsequent, until and including the Closing Date (except as otherwise contemplated or permitted by this Agreement) as though such representations and warranties were made on and as of said date. Any information provided by Delta pursuant to Section 8.12 hereof as a supplement to the Delta Disclosure Schedule shall be true and correct in all material respects as of the date such information is supplied to Bancorp.

         9.3 Performance and Compliance. Delta shall have performed or complied in all material respects with all covenants and agreements required by the Agreement to be performed and satisfied by them on or prior to the Closing Date.

         9.4 No Proceeding or Litigation. On the Closing Date, no suit, action or proceeding shall be pending or overtly threatened, and no liability or claim shall have been asserted against Delta involving any of the assets, properties, business or operations of Delta that would reasonably be expected to have a Material Adverse Effect.

         9.5 Consents Under Agreements. Bancorp shall have received the consent or approval of each person whose consent or approval shall be required in order to permit consummation of the Merger under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which Delta is a party or to which its respective property is subject, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Bancorp, whether prior to (if applicable) or following the consummation of the transactions contemplated hereby.

         9.6 No Amendments to Resolutions. Neither the Board of Directors of Delta nor any committees thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Boards of Directors with respect to the Agreement or shall have adopted any other resolutions in connection with the Agreement and the transactions contemplated hereby which are inconsistent with such resolutions, except resolutions adopted consistent with the express rights of Delta under the Agreement.

         9.7 Certificate of Delta Officers. Delta shall have furnished Bancorp a certificate, signed by their Chief Executive Officer and Chief Financial Officer, dated the Closing Date, to the effect, based on his knowledge, that the conditions described in Sections 9.1, 9.2, 9.3, 9.4, 9.5, and 9.6. of this Agreement have been fully satisfied.

         9.8 Satisfactory Completion of Due Diligence. Bancorp and FFBC shall have completed their due diligence procedures within the time period set forth in Section 8.16 of this Agreement, and nothing adverse will have come to its attention to cause Bancorp to desire to terminate or amend this Agreement.

         9.9 Maintenance of Stockholders' Equity of Delta. As of the Closing Date, Delta shall have not less than $3.5 million of stockholder's equity, except for such reductions that may be agreed to by the Parties as detailed at
Schedule 9.9 herein.


                                   ARTICLE X.

                     CONDITIONS TO THE OBLIGATIONS OF DELTA

         The obligations of Delta under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction or written wavier by Delta of the following conditions:

         10.1 Representations and Warranties. All representations and warranties of Bancorp and FFBC contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein) at, or as of, the date of this Agreement and (except to the extent such representation speaks as of an earlier date) and as of any date subsequent, until and including the Closing Date (except as otherwise contemplated or permitted by this Agreement) as though such representations were made on and as of said date. Any information provided by Bancorp and FFBC pursuant to Section 8.12 hereof as a supplement to the Bancorp Disclosure Schedule shall be true and correct in all material respects as of the date such information is supplied to Delta.

         10.2 Performance and Compliance. Bancorp and FFBC shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

         10.3 Corporate Proceedings. All action required to be taken by, or on the part of Bancorp to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Bancorp and Bancorp.

         10.4 Certificate of Bancorp Officers. Bancorp and FFBC shall have furnished to Delta a certificate, signed by its Chief Executive Officer and its Chief Financial Officer and dated the Closing Date, to the effect, based on their best knowledge, that the conditions described in Sections 10.1, 10.2 and
10.3 of this Agreement have been satisfied.

         10.5 Opinion of Financial Advisor. Within five days prior to the mailing of the Proxy Statement, Delta shall have received the opinion of the Financial Advisor, to the effect that, the consideration to be received in the Merger by Delta shareholders is fair to Delta's shareholders from a financial point of view.


                                   ARTICLE XI.

                  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

         In addition to the provisions of Articles IX and X hereof, the obligations of Bancorp and Delta to cause the transactions contemplated herein to be consummated, shall be subject to the satisfaction or written waiver by both Bancorp and Delta of the following conditions:

         11.1 Governmental Approvals. The parties hereto shall have received all necessary approvals of the transactions contemplated by the Agreements from governmental agencies and authorities, including, without limitation, those of the OTS, the FDIC, and the DOJ, and each of such approvals shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired at the Closing Date and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding.

         11.2 Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the SEC. All state securities and "blue sky" permits or approvals required (in the opinion of Bancorp) to carry out the transactions contemplated by this Agreement shall have been received;

         11.3 No Injunctions or Restraints. No suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or any state government in which it is sought to restrain or prohibit the consummation of the Merger and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

         11.4 Delta Shareholder Approval. This Agreement shall have been duly approved by the affirmative vote of at least two-thirds of the outstanding shareholders of Delta as contemplated by Section 8.1 hereof.

         11.5 Corporate Proceedings. The obligations of the parties to this Agreement required to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects. All action required to be taken by, or on the part of, the parties to this Agreement to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the parties hereto.

         11.6 Legal Opinions. Bancorp shall have received from legal counsel to Delta a written opinion pertaining to the transactions herein provided for, dated the Effective Date, in form and substance acceptable to counsel for Bancorp.

         11.7 Tax Opinion. Unless waived by Bancorp, Bancorp shall have received an opinion of its counsel to the effect that the transaction will constitute a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code.

         11.8 Stock Exchange Listing. The share of Bancorp Common Stock to be issued in the Merger shall be approved for listing on the Nasdaq National Market, subject to official notice of issuance, as of the Effective Time.

                                  ARTICLE XII.

                                   TERMINATION

         12.1 Reasons for Termination. This Agreement may be terminated and the Merger abandoned at any time before the Closing Date, whether before or after the approval or adoption of the Agreements by the shareholders of Delta:

         (a) By mutual written consent of the Board of Directors of Bancorp, the Board of Directors of Delta and the Board of Directors of FFBC;

         (b) By written notice from Bancorp and FFBC to Delta if:

                  (i) any condition set forth in Article IX of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; or

                  (ii) any condition set forth in Article XI of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing, provided, however, Bancorp shall not have the right to terminate this Agreement pursuant to this Section 12.1(b)(ii) if any condition imposed by Section 11.1 hereof was not met due to the failure of Bancorp or FFBC to perform or observe the covenants and agreements set forth in this Agreement; or

                  (iii) any warranty or representation as set forth in Article IV hereof made by Delta shall be discovered to be or to have become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein, in either case where any such breach has not been cured within thirty (30) days following receipt by Bancorp or FFBC of notice of such discovery; or

                  (iv) Delta shall have breached one or more provisions of the Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by Bancorp of notice of such breach; or

                  (v) Bancorp has determined, upon completion of its due diligence conducted pursuant to Section 8.16 of this Agreement, that the financial condition and/or operations of Delta are materially different than previously represented by Delta to Bancorp.

         (c) By written notice from Delta to Bancorp, which has been approved by the Board of Directors of Delta, if

                  (i) any condition set forth in Article X of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; or

                  (ii) any condition set forth in Article XI of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing, provided, however, Delta shall not have the right to terminate this Agreement pursuant to this Section 12.1(c)(ii) if any condition imposed by Section 11.1 hereof was not met due to the failure of Delta to perform or observe the covenants and agreements set forth in this Agreement; or

                  (iii) any warranty or representation as set forth in Article V hereof made by Bancorp or FFBC shall be discovered to be or to have become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein, in either case where any such breach has not been cured within thirty (30) days following receipt by Delta of notice of such discovery; or

                  (iv) Bancorp shall have breached one or more provisions of the Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by Delta of notice of such breach.

         (d) By the Board of Directors of Bancorp if the Board of Directors of Delta shall not recommend, or shall withdraw or modify in a manner adverse to Bancorp, its recommendation to the holders of Delta Common Stock to approve the Agreement.

         (e) By the Boards of Directors of Bancorp or Delta at any time after the Shareholders' Meeting as contemplated in Section 8.1 if the shareholders of Delta have not approved this Agreement by the requisite affirmative vote, provided that the circumstances contemplated by Sections 6.6 or 8.1 shall not have occurred and provided further that the party seeking to effect such termination shall have complied in all other material respects with and not committed a willful breach of the terms of, or its obligations under, this Agreement.

         (f) By the Boards of Directors of Bancorp, FFBC or Delta if the Merger has not been consummated on or before January 1, 1998.

         12.2 Effect of Termination. In the event of termination of this Agreement by Bancorp, FFBC or Delta as provided in Section 12.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Bancorp, FFBC or Delta or their respective officers or directors except with respect to Sections 7.2, 8.6, 8.13, 8.15, 12.2, and 13.2 hereof.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

         13.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of one year, except as otherwise provided herein.

         13.2 Expenses. Except as otherwise provided herein, all expenses incurred by Bancorp, FFBC and Delta in connection with or related to the authorization, preparation and execution of the Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated thereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its Affiliates, shall be borne solely and entirely by the party that has incurred the same.

         13.3 Waivers: Amendments. At any time prior to the Closing Date, either Bancorp, by action taken by its Board of Directors, or any committees or officers thereunto authorized, or Delta, by action taken by their Boards of Directors, or any committees or officers thereunto authorized, may waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in the Agreement or agree to the amendment or modification of the Agreement by an agreement in writing executed in the same manner as the Agreement; provided, however, that after the favorable vote by the shareholders of Delta pursuant to Section 8.1 of this Agreement any such action shall be taken only if, in the opinion of Delta's Board of Directors, such waiver, amendment or modification will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of Delta and will not require resolicitation of any proxies from such shareholders.

         13.4 Assignment: Parties in Interest. The Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Nothing in the Agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of the Agreement.

         13.5 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This
Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

         13.6 Certain Definitions. For purposes of this Agreement, the term:

                  (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person;

                  (b) "Material Adverse Effect" shall mean any material adverse change in or material adverse effect on the business, operations or financial condition of the parties to this Agreement.

                  (c) "Delta Reports" shall mean all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with the OTS, the FDIC, or any other applicable federal or state securities or banking institution authorities: and

                  (d) "to the knowledge of Bancorp" or "to the best knowledge of Bancorp" shall mean the actual knowledge of any member of the Board of Directors or of any senior officer of Bancorp or FFBC.

                  (e) "to the knowledge of Delta" or "to the best knowledge of Delta" shall mean the actual knowledge of any member of the Board of Directors or of any senior officer of Delta or the Subsidiary.

         13.7 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of the Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of the Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         13.8 Governing Law. The Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, except to the effect that Federal Law applies, without regard to the conflicts of laws rules.

         13.9 Notices. All notices given hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or sent by facsimile transmission or by nationally recognized overnight delivery service, addressed as follows:

                  (a)      If to Bancorp to:         First Colorado Bancorp, Inc.
                                                     215 S. Wadsworth Boulevard
                                                     Lakewood, Colorado  80226

                           Attention:                Brian Johnson, Executive Vice President

                                                     Facsimile No. (303) 237-2601

                           with a copy to:           Malizia, Spidi, Sloane & Fisch, P.C.
                                                     1301 K Street, N.W., Suite 700 East
                                                     Washington, DC  20005

                           Attention:                Richard Fisch, Esq.

                                                     Facsimile No. (202) 434-4661

                  (b)      If to Delta to:           Delta Federal Savings, F.S.B.
                                                     145 W. Fourth Street
                                                     Delta, Colorado  81416

                           Attention:                David A. Humphries, President

                                                     Facsimile No. (970) 874-3021

                           With A Copy To:           Silver, Freedman & Taff, L.L.P.
                                                     1100 New York Avenue, Suite 700
                                                     Washington, DC  20005

                           Attention:                Martin Meyrowitz, Esq.

                                                     Facsimile No. (202) 682-0354

         13.10 Arbitration of Disputes. It is agreed that all disputes, claims and controversies between the parties to this Agreement, whether individual or joint in nature, arising from or in connection with this Agreement or otherwise, including, without limitation, contract, tort and other claims, shall be arbitrated pursuant to the Rules of the American Arbitration Association. Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning this Agreement, including any claim to rescind, reform, or otherwise modify any provision of this Agreement, shall also be arbitrated, provided, however, that no arbitrator shall have the right or power to enjoin or restrain any act of any party. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable.

         13.11 Further Assurances. At all times before or after the Closing, the Parties hereto shall each perform such acts, execute and deliver such instruments and documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transactions contemplated in this Agreement or to otherwise carry out the purpose of this Agreement.

         13.12 Exhibits and Disclosure Schedules. All Disclosure Schedules and Exhibits referred to in and attached to this Agreement are incorporated herein by such reference as if fully set forth in the text hereof.

         13.13 Severability. The Parties expressly agree that it is not the intention of any party to violate any public policy, law, rule, regulation, treaty or decision of any government or agency thereof of any state or country. If any provision of this Agreement is judicially or administratively interpreted to be in violation of any such provision in any state or country, such provisions, sentences, words, clauses or combination thereof shall be inoperative in each such state or country; and the remainder of this Agreement shall remain binding upon the parties hereto in each such state or country with this Agreement as a whole unaffected elsewhere.

         13.14 Written Agreement to Govern. This Agreement sets forth the entire understanding and supersedes all prior and contemporaneous agreements between the Parties relating to the subject matter contained herein, and merges all prior and contemporaneous discussions between them. No party shall hereto be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as subsequently set forth in writing and executed by a duly authorized representative of the party to be bound thereby.

         13.15 No Waiver of Rights. Any waivers hereunder must be made in writing, and failure of any party at any time to require the other parties' performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

                  IN WITNESS   WHEREOF,   the   parties   hereto   have   caused
this   Agreement   to   be   duly executed as of the date first above written.


ATTEST:                                     FIRST COLORADO BANCORP, INC.

By:  /s/Brian L. Johnson                    By: /s/Malcolm E. Collier, Jr.
     --------------------                       --------------------------------
     Brian L. Johnson                           Malcolm E. Collier, Jr.


[Corporate Seal]



ATTEST:                                     FIRST FEDERAL BANK OF COLORADO

By:  /s/Brian L. Johnson                    By: /s/Malcolm E. Collier, Jr.
     --------------------                       --------------------------------
     Brian L. Johnson                           Malcolm E. Collier, Jr.


[Corporate Seal]



ATTEST:                                     DELTA FEDERAL SAVINGS, F.S.B.

By:  /s/Nina L. Willis                      By: /s/David Humphries
     --------------------                       --------------------------------
     Nina L. Willis                             David Humphries

[Corporate Seal]







                                       A-1